UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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FIRST POTOMAC REALTY TRUST

(Name of Registrant as Specified In Its Charter)

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April 7, 2016

Dear Fellow Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders (the “Annual Meeting”) of First Potomac Realty Trust on Monday, May 23, 2016 at 1:00 p.m., local time, at the Company’s offices at 7600 Wisconsin Avenue, 11th Floor, Bethesda, Maryland 20814.

At the Annual Meeting, you will be asked to: (i) elect seven members to the Board of Trustees from the nominees named in the accompanying proxy statement to serve one-year terms expiring in 2017; (ii) ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2016; (iii) approve (on a non-binding advisory basis) named executive officer compensation; (iv) reapprove the material terms of our 2009 Equity Compensation Plan, as amended, and approve an amendment to increase the number of shares reserved for issuance under our 2009 Equity Compensation Plan, as amended, by 4,100,000 common shares; and (v) transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof. The accompanying proxy statement provides a detailed description of these proposals and instructions on how to vote your shares.

This year’s proxy statement demonstrates our ongoing commitment to provide a clear and detailed discussion of matters that will be addressed at the Annual Meeting. We have included a proxy summary that includes highlights of some important policy updates and a snapshot of other information that are discussed in more detail elsewhere in the accompanying proxy statement.

On behalf of the Board of Trustees and our employees, we thank you for your continued interest in and support of our company.

Sincerely,

Robert Milkovich

President and Chief Executive Officer

7600 Wisconsin Avenue, 11th Floor

Bethesda, Maryland 20814

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 23, 2016

To Our Shareholders:

You are cordially invited to attend the 2016 Annual Meeting of Shareholders (the “Annual Meeting”) of First Potomac Realty Trust, which will be held as follows:

Date:	Monday, May 23, 2016

Time:	1:00 p.m., Eastern Time

Place:	Offices of First Potomac Realty Trust at 7600 Wisconsin Avenue, 11th Floor, Bethesda, Maryland 20814

Record Date:	Shareholders of record of the Company’s common shares as of the close of business on March 14, 2016 are entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

Items of Business:

1.      To elect seven members to the Board of Trustees from the nominees named in the accompanying proxy statement to serve one-year terms expiring in 2017.

2.      To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016.

3.      To approve (on a non-binding advisory basis) named executive officer compensation.

4.      To reapprove the material terms of our 2009 Equity Compensation Plan, as amended, and approve an amendment to increase the number of shares reserved for issuance under our 2009 Equity Compensation Plan, as amended, by 4,100,000 common shares.

5.      To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

Proxy Voting:	Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares now as instructed in the proxy statement. If you attend the Annual Meeting, you may revoke your proxy and vote in person. Your proxy is revocable in accordance with the procedures set forth in this proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 23, 2016. The Proxy Statement, our Annual Letter to Shareholders and our Annual Report on Form 10-K for the year ended December 31, 2015 are available at http://ir.first-potomac.com/CorporateProfile. In addition, our shareholders may access this information, as well as transmit their voting instructions, at www.proxyvote.com by having their proxy card and related instructions in hand.

By order of the Board of Trustees,

Samantha Sacks Gallagher

Executive Vice President,

General Counsel and Secretary

Bethesda, Maryland

April 7, 2016

PROXY SUMMARY

This summary highlights information contained elsewhere in the proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

SHAREHOLDER VOTING MATTERS

Voting Matter	Board Vote Recommendation	Page Reference For More Information
Item 1 — Election of Trustees	FOR each nominee	6
Item 2 — Ratification of Independent Registered Public Accounting Firm	FOR	9
Item 3 — Advisory Vote on Named Executive Officer Compensation	FOR	55
Item 4 — Reapproval of the Material Terms of our 2009 Equity Compensation Plan, as Amended, for Section 162(m) Purposes and Approval of an Increase in the Number of Shares Available for Issuance Under 2009 Equity Compensation Plan, as Amended	FOR	56

CORPORATE STRUCTURE AND GOVERNANCE HIGHLIGHTS

Since our 2015 annual meeting of shareholders, we have updated our corporate structure and governance practices as follows:

Independent Chairman of the Board of Trustees

In 2015, our Board of Trustees separated the roles of the Chairman and Chief Executive Officer, with our then lead independent trustee, Terry L. Stevens, assuming the role of Chairman of the Board of Trustees. Mr. Stevens has both extensive executive management and board experience, having served as Chief Financial Officer of Highwoods Properties, Inc. (NYSE: HIW) from 2003 until his retirement in September 2014, and as a trustee of our Company since 2003. In addition, Mr. Stevens previously served as Executive Vice President, Chief Financial Officer and Trustee at Crown American Realty Trust, a publicly traded retail real estate company that merged with Pennsylvania Real Estate Investment Trust in November 2003.

Leadership Transition and Appointment of New Chief Executive Officer

On November 8, 2015, the Company undertook a leadership transition, pursuant to which Robert Milkovich was promoted to President and Chief Executive Officer, and was appointed to the Board of Trustees. This appointment was in connection with the departure of the Company’s founders, Douglas Donatelli and Nicholas Smith, the Company’s former President and Chief Executive Officer, and Chief Investment Officer, respectively.

Adoption of Majority Voting Standard

In October 2015, we amended our bylaws to adopt a majority voting standard for uncontested trustee elections, which will apply to the election of trustees at the 2016 annual meeting of shareholders.

SNAPSHOT OF BOARD, GOVERNANCE & COMPENSATION INFORMATION

Number of Independent Trustees Standing for Election	6
Total Number of Trustee Nominees	7
Average Age of Trustees Standing for Election	64.9
Average Tenure of Trustees Standing for Election (years)	7.4
Separate Chairman and Chief Executive Officer	Yes
Independent Chairman	Yes
Annual Election of All Trustees	Yes
Majority Voting for Trustees	Yes
Regular Executive Sessions of Independent Trustees	Yes
Annual Board and Committee Self-Evaluations	Yes
Share Ownership Requirements for Executives	Yes
Share Ownership Requirements for Trustees	Yes
Anti-Hedging, Anti-Short-Sale and Anti-Pledging Policies	Yes
Clawback Policy	Yes
“Double-Trigger” for Change-in-Control Severance Payments	Yes
Excise Tax Gross-Up Provisions in New Employment Agreements	No
Target Compensation above Market Median	No
Repricing of Underwater Options or Share Appreciation Rights	No
Excess Perquisites	No

Page
ABOUT THE MEETING: QUESTIONS & ANSWERS	1
PROPOSAL 1: ELECTION OF TRUSTEES	6
Nominees for Election as Trustees	6
PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	9
CORPORATE GOVERNANCE AND BOARD MATTERS	10
Corporate Governance Profile	10
Recent Changes to Corporate Governance Practices	10
Corporate Governance Guidelines	11
Code of Business Conduct and Ethics	11
Availability of Corporate Governance Materials	12
Independence of Trustees	12
Board Leadership Structure	13
The Board’s Role in Risk Oversight	14
Board Committees	14
Executive Sessions of Our Non-Management Trustees	17
Trustee Attendance at Meetings of our Board of Trustees and its Committees and Annual Meeting of Shareholders	17
Trustee Selection Process	17
Communications with Our Board of Trustees	18
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	19
Related Party Transactions Policy	19
Certain Relationships	19
COMPENSATION OF TRUSTEES	20
Additional Information Regarding Compensation of Trustees	20
EXECUTIVE OFFICERS	21
SHARE OWNERSHIP OF TRUSTEES AND EXECUTIVE OFFICERS	22
SHARE OWNERSHIP BY CERTAIN BENEFICIAL OWNERS	23
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	24
COMPENSATION COMMITTEE REPORT	24
COMPENSATION DISCUSSION AND ANALYSIS	25
COMPENSATION OF EXECUTIVE OFFICERS	45
Summary Compensation Table	45
Grants of Plan-Based Awards	46
Outstanding Equity Awards at Fiscal Year End	47
Option Exercises and Stock Vested	48
Employment and Related Agreements	48
Potential Payments Upon Termination or a Change in Control	52
EQUITY COMPENSATION PLAN INFORMATION	54
PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION	55
PROPOSAL 4: REAPPROVAL OF THE MATERIAL TERMS OF THE 2009 EQUITY COMPENSATION PLAN, AS AMENDED, FOR PURPOSES OF COMPLYING WITH SECTION 162(M) OF THE INTERNAL REVENUE CODE, AND APPROVAL OF AMENDMENT NO. 3 TO THE 2009 EQUITY COMPENSATION PLAN, AS AMENDED	56
AUDIT COMMITTEE REPORT	63
PRINCIPAL ACCOUNTANT FEES AND SERVICES	64
Pre-Approval Policies and Procedures	64
OTHER MATTERS	65
Section 16(a) Beneficial Ownership Reporting Compliance	65
Other Matters to Come Before the 2016 Annual Meeting	65
Shareholder Proposals and Nominations for Our 2017 Annual Meeting	65
ANNUAL REPORT	65
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 23, 2016	66
EXHIBIT A - AMENDMENT NO. 3 TO FIRST POTOMAC REALTY TRUST 2009 EQUITY COMPENSATION PLAN	A-1

FIRST POTOMAC REALTY TRUST

7600 Wisconsin Avenue, 11th Floor

Bethesda, Maryland 20814

PROXY STATEMENT

Pursuant to Securities and Exchange Commission (“SEC”) rules, we are furnishing proxy materials to our common shareholders over the Internet. Accordingly, we mailed on or about April 7, 2016, a Notice Regarding the Availability of Proxy Materials (“Notice”) to our common shareholders of record as of March 14, 2016, or copies of the proxy materials and the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, if such shareholder previously requested to receive paper copies of these documents. Beginning on the date of the mailing of the Notice, all common shareholders and beneficial owners had the ability to access all of the proxy materials and the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 on a website referred to in the Notice and to vote by proxy on the Internet.

ABOUT THE MEETING: QUESTIONS & ANSWERS

Why am I receiving this proxy statement?

This proxy statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the offices of the Company, 7600 Wisconsin Avenue, 11th Floor, Bethesda, Maryland 20814 on Monday, May 23, 2016 at 1:00 p.m. Eastern Time, for the purposes stated in the accompanying Notice of Annual Meeting of Shareholders. This solicitation is made by First Potomac Realty Trust on behalf of our Board of Trustees. “We,” “our,” “us,” and the “Company” refer to First Potomac Realty Trust. This proxy statement, the enclosed proxy card and our Annual Letter to Shareholders and our Annual Report on Form 10-K for the year ended December 31, 2015 are first being mailed to shareholders beginning on or about April 7, 2016.

What am I being asked to vote on, and what are the Board’s voting recommendations?

Proposal	Proposal Description	Board’s Voting Recommendation
Proposal 1: Election of Trustees	The election of seven trustees to our Board of Trustees, each for a term expiring at the 2017 annual meeting	“FOR”
Proposal 2: Ratification of Appointment of KPMG LLP	The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2016	“FOR”
Proposal 3: Advisory Vote on Executive Compensation	The approval, on a non-binding advisory basis, of the compensation of our named executive officers	“FOR”
Proposal 4: Reapproval of the Material Terms of 2009 Equity Compensation Plan and Approval of Amendment to 2009 Equity Compensation Plan	The reapproval of the material terms of our 2009 Equity Compensation Plan, as amended, and an amendment to increase the number of shares reserved for issuance under our 2009 Equity Compensation Plan, as amended, by 4,100,000 common shares	“FOR”

Will any other matters be voted on?

The proposals set forth in this proxy statement constitute the only business that the Board of Trustees intends to present at the Annual Meeting. The proxy does, however, confer discretionary authority upon the persons designated as proxy holders on the proxy card, or their substitutes, to vote on any other business that may properly come before the meeting.

Who is entitled to vote at the Annual Meeting?

Only holders of record of our common shares, or their duly appointed proxies, as of the close of business on March 14, 2016, the record date for the Annual Meeting, are entitled to receive notice of and to vote at the Annual Meeting and all adjournments or postponements thereof. Our common shares constitute the only class of securities entitled to vote at the meeting.

What are the voting rights of shareholders?

Each common share outstanding on the record date entitles its holder to cast one vote on each matter to be voted on at the Annual Meeting.

Who can attend the Annual Meeting?

All holders of our common shares at the close of business on March 14, 2016, the record date for the Annual Meeting, or their duly appointed proxies, are authorized to attend the Annual Meeting. Admission to the meeting will be on a first-come, first-served basis. If you attend the meeting, you may be asked to present valid photo identification, such as a driver’s license or passport, before being admitted. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Please also note that if you are the beneficial owner of common shares held in “street name” (that is, through a bank, broker or other nominee), you will need to bring a copy of the brokerage statement reflecting your share ownership as of March 14, 2016.

What will constitute a quorum at the Annual Meeting?

The representation in person or by proxy of a majority of the issued and outstanding common shares as of March 14, 2016 will constitute a quorum, permitting the shareholders to conduct business at the Annual Meeting. As of the March 14, 2016 record date, there were 58,095,311 common shares outstanding. If you have returned valid proxy instructions or if you hold your common shares in your own name as a holder of record and attend the Annual Meeting in person, your shares will be counted for the purpose of determining whether there is a quorum. We will include abstentions and broker non-votes in the calculation of the number of shares considered to be present at the meeting for purposes of determining the presence of a quorum at the meeting. If a quorum is not present, the Annual Meeting may be adjourned from time to time to a date not more than 120 days after March 14, 2016, by the vote of a majority of the shares represented at the Annual Meeting in person or by proxy until a quorum has been obtained.

How do I vote?

Voting in Person at the Annual Meeting

If you are a shareholder of record and attend the Annual Meeting, you may vote in person at the meeting. If you are the beneficial owner of common shares held in “street name” (that is, through a bank, broker or other nominee), and you wish to vote in person at the Annual Meeting, you will need to bring a copy of the brokerage statement reflecting your share ownership as of March 14, 2016 and obtain a “legal proxy” from the bank, broker or other nominee that holds your common shares of record.

Voting by Proxy for Shares Registered Directly in the Name of the Shareholder

If you are a shareholder of record, you may instruct the proxy holders named in the proxy card how to vote your common shares in one of the following ways:

•	Vote by Internet. In order to vote on the Internet, you must go to www.proxyvote.com, have your Notice Regarding the Availability of Proxy Materials, proxy card or voting instruction form in hand and follow the instructions. If you vote via the Internet, you do not need to return your proxy card.

•	Vote by Phone. In order to vote by telephone, you must call 1-800-690-6903, have your Notice Regarding the Availability of Proxy Materials, proxy card or voting instruction form in hand and follow the instructions. If you vote by telephone, you do not need to return your proxy card.

•	Vote by Mail. To vote by mail, if you have not already received one, you may request a proxy card from us as instructed in the Notice Regarding the Availability of Proxy Materials and sign, date and mail the proxy card in the postage-paid envelope provided. Properly signed and returned proxies will be voted in accordance with the instructions contained therein.

Voting by Proxy for Shares Held in Street Name

If you are the beneficial owner of common shares held in “street name” (that is, through a bank, broker or other nominee), then you should follow the instructions provided to you by your broker, bank or other nominee.

How many votes are required for the proposals to be approved?

Proposal 1 (Election of Trustees): Under our bylaws, to be elected in an uncontested election, trustee nominees must receive the affirmative vote of a majority of the votes cast, which means that the number of shares voted for a nominee must exceed the number of shares voted against that nominee. For purposes of the election of trustees, abstentions and broker non-votes (described below) will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

If an incumbent trustee fails to be re-elected by a majority of votes cast, that trustee is required under our bylaws to tender his or her resignation to the Board of Trustees. The Nominating and Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board of Trustees is required to act on the Nominating and Governance Committee’s recommendation and publicly disclose its decision and its rationale within 90 days after the election results are certified.

Proposal 2 (Ratification of Appointment of KPMG LLP): The affirmative vote of a majority of the votes cast is required for approval of the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016, which is considered a routine matter (as discussed below). For purposes of the vote on this proposal, abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

Proposal 3 (Advisory Vote on Executive Compensation): The affirmative vote of a majority of the votes cast is required for approval (on a non-binding advisory basis) of named executive officer compensation, commonly referred to as “say on pay.” For purposes of the vote on this proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

Proposal 4 (Reapproval of the Material Terms of 2009 Equity Compensation Plan, as amended, and Approval of Amendment to 2009 Equity Compensation Plan, as amended): The affirmative vote of a majority of the votes cast is required to reapprove the material terms of the 2009 Equity Compensation Plan, as amended, and the amendment to increase the number of shares reserved for issuance under the 2009 Equity Compensation Plan, as amended, by 4,100,000 shares. For purposes of the vote on this proposal, abstentions will be counted as votes cast and will have the same effect as votes against the proposal, while other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast and will have no effect on the result of the vote. However, both abstentions and broker non-votes will count toward the presence of a quorum.

What are broker non-votes?

Broker non-votes occur when nominees, such as banks and brokers holding shares in “street” name on behalf of beneficial owners, do not receive voting instructions from the beneficial owners at least ten days before the Annual Meeting. If that happens, the nominees may vote those shares only on matters deemed “routine” by the New York Stock Exchange (the “NYSE”), the exchange on which our common shares are listed. On non-routine matters, nominees holding shares for a beneficial owner cannot vote without instructions from the beneficial owner, resulting in a so-called “broker non-vote.”

Proposal 2 (Ratification of Appointment of KPMG LLP) is the only proposal that is considered “routine” under the NYSE rules. Accordingly, no broker non-votes will arise in the context of voting for the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2016, and the broker is permitted to vote your shares on such ratification even if the broker does not receive voting instructions from you.

However, broker non-votes may arise in the context of Proposals 1, 3 and 4 (Election of Trustees, Advisory Vote on Executive Compensation, and Reapproval of the Material Terms of 2009 Equity Compensation Plan and Approval of Amendment to 2009 Equity Compensation Plan, respectively) because such proposals are considered non-routine matters under the NYSE rules. Consequently, if you do not give your broker specific voting instructions, your broker will not be able to vote on any of these proposals.

How are proxy card votes counted?

If the accompanying proxy card is properly completed, signed and returned to us, and not subsequently revoked, it will be voted as directed by you. If the proxy card is submitted, but voting instructions are not provided, the proxy will be voted “FOR” each of the trustee nominees, “FOR” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016, “FOR” approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers, “FOR” the reapproval of the material terms of our 2009 Equity Compensation Plan, as amended, and the approval of an amendment to increase the number of shares reserved for issuance under our 2009 Equity Compensation Plan, as amended, by 4,100,000 common shares, and as recommended by our Board of Trustees with regard to any other matters that may properly come before the meeting, or, if no such recommendation is given, in the discretion of the proxy holders.

May I change or revoke my vote after I return my proxy card?

Yes. You may revoke a previously granted proxy at any time before it is exercised by any of the following actions:

•	notifying our Secretary in writing that you would like to revoke your proxy;

•	completing a proxy card on the Internet, by telephone or by mail with a later date at or before our Annual Meeting; or

•	attending our Annual Meeting and voting in person.

If your common shares are held on your behalf by a broker, bank or other nominee, you must contact them to receive instructions as to how you may revoke your proxy instructions.

Who pays the costs of soliciting proxies?

The Company will bear the costs of this solicitation, including the costs of preparing, assembling and mailing proxy materials and the handling and tabulation of proxies received. In addition to soliciting proxies through the Internet or by mail, proxies may be solicited by the trustees, officers and employees of the Company, for no additional compensation, by telephone, personal interviews or otherwise. It is anticipated that banks, brokers, fiduciaries, custodians and nominees will forward proxy soliciting materials to their principals, and that we will reimburse such persons for their out-of-pocket expenses.

You should rely only on the information provided in this proxy statement. No person is authorized to give any information or to make any representation not contained in this proxy statement and, if given or made, you should not rely on that information or representation as having been authorized by us. You should not assume that the information in this proxy statement is accurate as of any date other than the date of this proxy statement or, where information relates to another date set forth in this proxy statement, then as of that date.

PROPOSAL 1: ELECTION OF TRUSTEES

The Board of Trustees is currently comprised of seven trustees, all of whom have terms expiring at the Annual Meeting. The nominees, all of whom are currently serving as trustees of the Company, have been recommended by our Board of Trustees for re-election to serve as trustees for one-year terms until the 2017 annual meeting of shareholders or until such time as their respective successors are elected and qualified. Based on its review of the relationships between the trustee nominees and the Company, the Board of Trustees has affirmatively determined that the following trustees and trustee nominee are “independent” trustees under the rules of the NYSE and under applicable rules of the SEC: Robert H. Arnold, Richard B. Chess, James P. Hoffmann, Alan G. Merten, Thomas E. Robinson and Terry L. Stevens.

The Board of Trustees knows of no reason why any nominee would be unable to serve as a trustee. If any nominee is unavailable for election or service, the Board of Trustees may designate a substitute nominee and the persons designated as proxy holders on the proxy card will vote for the substitute nominee recommended by the Board of Trustees. Under these circumstances, the Board of Trustees may also, as permitted by our bylaws, decrease the size of our Board of Trustees.

Nominees for Election as Trustees

The following table sets forth the names, ages and principal occupations of each of the trustees nominated for election at the Annual Meeting, and the period during which each has served as a trustee:

Name	Principal Occupation	Trustee Since	Age
Robert H. Arnold	Co-Managing Director, R.H. Arnold & Co., Inc.	2003	72
Richard B. Chess	Managing Partner, Chess Law Firm	2003	62
James P. Hoffmann	Former Partner and Senior Vice President, Wellington Management Company	2015	55
Alan G. Merten	President Emeritus, George Mason University	2005	74
Robert Milkovich	President, Chief Executive Officer and Chief Operating Officer of the Company	2015	56
Thomas E. Robinson	Senior Advisor, Stifel	2013	68
Terry L. Stevens	Chairman of the Board of Trustees of the Company and Former Chief Financial Officer, Highwoods Properties, Inc.	2003	67

Set forth below are descriptions of the biographical information and specific qualifications and attributes of each of the trustees nominated for election at the Annual Meeting.

Robert H. Arnold has served since 1989 as the Co-Managing Director of R.H. Arnold & Co., Inc., a New York-based financial consulting firm which specializes in providing advisory services to U.S. and international institutions. He has served as a trustee since our initial public offering and was a director of First Potomac Realty Investment Trust, Inc. (our “Predecessor”) from 1997 until our initial public offering in 2003. Mr. Arnold has more than 30 years of financial experience including serving as the Treasurer of Merrill Lynch & Co. and the Chief Financial Officer of Merrill Lynch Capital Markets. Mr. Arnold serves on the boards of the Wilmington Funds and Treasury Strategies, Inc. He received his Bachelor of Science, Master of Science and Ph.D. degrees from Northwestern University. Nominee’s Specific Qualifications: Mr. Arnold’s service at Merrill Lynch and as Co-Managing Director of R.H. Arnold & Co., Inc. has provided him with extensive experience in investment banking and finance. This experience is particularly valuable in connection with the Company’s consideration of strategic alternatives and its involvement in the debt and equity markets. Mr. Arnold currently serves as chairperson of the Finance and Investment Committee of the Board of Trustees. In addition, although he does not currently serve on the Audit Committee, our Board of Trustees has determined that Mr. Arnold qualifies as “audit committee financial expert” as defined by the rules and regulations of the SEC.

Richard B. Chess is an attorney and has served since 2007 as the managing partner of the Chess Law Firm, located in Richmond, Virginia. He was the President of Encore Equities, a subsidiary of a Dallas-based real estate developer (Encore Enterprises) from 2012 to 2013. He served as President of the Real Estate Securities Association from 2010 to 2011 and served from 2007 to 2010 as President of American Realty Capital Markets, a securities broker dealer focused on real estate. Mr. Chess has served as a trustee since our initial public offering and was a director of our Predecessor from 1997 until our initial public offering in 2003. From 1987 to 1996, Mr. Chess was Director of Acquisitions for United Dominion Realty Trust, a publicly traded real estate investment trust that invests in apartment properties. He received his Bachelor of Science degree from the University of Pittsburgh and a Juris Doctor degree from the University of Richmond Law School. Nominee’s Specific Qualifications: Mr. Chess’ experience in real estate acquisitions and finance, his legal background, and his personal knowledge of the Mid-Atlantic real estate market, provides the Company with a real estate professional’s judgment to the Company’s acquisitions process and an attorney’s perspective to the legal and governance requirements of the SEC and NYSE. Mr. Chess currently serves as chairperson of our Audit Committee.

James P. Hoffmann is a former Partner and Senior Vice President of Wellington Management Company, an investment management company, where he served as the firm’s senior global REIT analyst and portfolio manager, as well as on numerous internal management oversight committees, from 1997 to 2012. Prior to that, he held analyst positions at Everen Securities, LaSalle Street Capital Management and Eastdil Realty, Inc. since 1986, and gained extensive experience covering REITs and other real estate portfolios across all property sectors. He also served as Senior Investment Officer, Real Estate, at the Washington State Investment Board from 1992 to 1994. Mr. Hoffmann has served as a trustee of the Company since 2015. Mr. Hoffmann currently serves on the board of directors of HCP, Inc. (NYSE: HCP). He received a Bachelor of Science in Economics and Master of Science in Real Estate Appraisal & Investment Analysis from the University of Wisconsin. Nominee’s Specific Qualifications: Mr. Hoffmann’s thirty years of experience in real estate investment analysis and as a current director of another public REIT, as well as his comprehensive understanding of the global real estate investment industry, provide us with valuable insight with respect to our business and institutional shareholder perspectives, the evaluation of investment opportunities and the Company’s overall strategic planning process.

Alan G. Merten is President Emeritus of George Mason University. He served as President of George Mason University from July 1996 until June 2012. He has been a trustee of the Company since October 2005. Dr. Merten was Dean of the Johnson Graduate School of Management of Cornell University from 1989 to 1996, the Dean of the College of Business Administration at the University of Florida from 1986 to 1989, and Associate Dean for Executive Education and Computing Sciences at the University of Michigan from 1984 to 1986. He has served on the Board of Trustees of mutual funds affiliated with Legg Mason Partners since 1990 and the Board of Directors of Cardinal Financial Corporation since 2006. He was a director of INOVA Health System from 1999 to 2007 and 2009 to 2013. He also served on the Board of Xybernaut Corporation from 2004 to 2006. In 2012, he joined the board of directors of DeVry Education Group Inc. (NYSE: DV). Dr. Merten holds a Bachelor of Science in mathematics and Ph.D. in computer science from the University of Wisconsin and a Master of Science in computer science from Stanford University. Nominee’s Specific Qualifications: Dr. Merten’s academic credentials in business administration, and his sixteen years as President of an expanding university in Northern Virginia, bring a combination of strategic thinking, organizational leadership, and knowledge of the Northern Virginia real estate markets to the Board of Trustees. Dr. Merten currently serves as chairperson of the Nominating and Governance Committee of the Board of Trustees.

Robert Milkovich has served as President, Chief Executive Officer and a trustee of the Company since November 2015 and has served as Chief Operating Officer since joining the Company in June 2014. Mr. Milkovich has over 25 years of leadership in the greater Washington, D.C. commercial real estate industry, as well as elsewhere in the country. Prior to joining the Company, he served, since 2012, as President and Head of the Investment Committee of Spaulding & Slye Investments, a comprehensive real estate services and investment company that is a wholly owned subsidiary of JLL. He also served as Regional Director of Archon Group, L.P., an investment arm of the Merchant Banking Division of Goldman Sachs, which he joined in 2004, where he spearheaded the asset management of $2 billion for their Merchant Bank, Special Situations Group, and other parts of the firm, in addition to generating investment opportunities. Mr. Milkovich also previously served as Market Managing Director for CarrAmerica Realty Corporation, a then publicly traded office REIT headquartered in Washington, D.C., with primary responsibilities including overseeing asset management, development activities, portfolio investments and acquisition efforts. He currently serves as a Director and Investment Committee member for the University System of Maryland Foundation. Mr. Milkovich is on the Board and Membership Committee of the Economic Club of Washington, D.C. and is a member of the Urban Land Institute’s Office Development Counsel, and was a past president of The Real Estate Group in Washington, D.C. Mr. Milkovich graduated with a B.S. in Business Administration from the University of Maryland. Nominee’s Specific Qualifications: Mr. Milkovich’s 25 years of experience in commercial real estate and relationships in the commercial real estate industry, as well as his experience serving as President and Head of the Investment Committee of Spaulding & Slye Investments, provide us with strategic and decisive leadership.

Thomas E. Robinson is Senior Advisor to the real estate investment banking group at Stifel, a full-service brokerage and investment banking firm, where he previously was a managing director and co-head of the real estate investment banking group. Prior to that position he served as President and Chief Financial Officer of Storage USA, Inc., a self-storage REIT, from 1994 to 1997. Mr. Robinson has served as a trustee of the Company since 2013. Mr. Robinson currently serves on the boards of directors of Tanger Factory Outlet Centers, Inc. (NYSE: SKT) and Essex Property Trust (NYSE: ESS). He is a former trustee of Centerpoint Properties Trust and BRE Properties, Inc. (NYSE: BRE), and a former director of Legg Mason Real Estate Investors, Inc. Mr. Robinson is a former member of the Board of Governors of the National Association of Real Estate Investment Trusts (NAREIT) and in 2009 received its Industry Achievement Award for his wisdom, expertise, and service to the REIT industry. He holds a Bachelor’s degree from Washington and Lee University, a Juris Doctor degree from Suffolk University Law School, and a Master of Laws degree in Taxation from the Georgetown University Law Center. Nominee’s Specific Qualifications: Mr. Robinson’s experience as a former chief financial officer of a public REIT and as a current director of two public REITs, and his expertise in real estate finance/investment banking, accounting and the public equity markets qualify him to help ensure that the Board of Trustees fulfills its oversight responsibilities with respect to the Company’s overall strategic planning process, capital structure, financings and evaluation of investment opportunities. Mr. Robinson currently serves as chairperson of the Compensation Committee of the Board of Trustees.

Terry L. Stevens has served as Chairman of our Board of Trustees since July 2015, and as a trustee since our initial public offering in 2003. He was previously Senior Vice President and Chief Financial Officer of Highwoods Properties, Inc. (NYSE: HIW) (“Highwoods”) located in Raleigh, North Carolina until his retirement in September 2014. Mr. Stevens joined Highwoods in December 2003. Highwoods is a publicly traded real estate investment trust that owns office, industrial and retail properties. Prior to joining Highwoods, from 1994 to 2003, Mr. Stevens held various executive positions, including Executive Vice President, Chief Financial Officer and Trustee, at Crown American Realty Trust, a publicly traded retail real estate company that merged with Pennsylvania Real Estate Investment Trust in November 2003. From 1990 to 1994, Mr. Stevens was Director of Financial Systems Development as well as Director of Internal Audit at AlliedSignal, Inc., a large multi-national manufacturer. He also spent 18 years with Price Waterhouse, including seven years as an audit partner. Mr. Stevens received a Bachelor of Science degree in physics from Juniata College and a Masters of Business Administration from The Wharton School. Nominee’s Specific Qualifications: Mr. Stevens’ experience as a former chief financial officer of two public REITs and as a former trustee of a public REIT, and his expertise in REIT accounting, real estate finance and the public equity markets qualify him to help the Board of Trustees fulfill its oversight responsibilities with respect to the Company’s overall strategic planning process, capital structure, financings and evaluation of investment opportunities, and financial reporting, accounting and risk assessment functions. Our Board of Trustees has determined that Mr. Stevens qualifies as “audit committee financial expert” as defined by the rules and regulations of the SEC.

OUR BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES SET FORTH ABOVE.

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Trustees has appointed KPMG LLP (“KPMG”) as our Company’s independent registered public accounting firm for the year ending December 31, 2016. Although shareholder approval is not required, in recognition of the importance of this matter to our shareholders and as a matter of good corporate governance, our Board of Trustees has determined that it is in the best interest of our shareholders to seek shareholder ratification of our Audit Committee’s selection of KPMG as our independent registered public accounting firm.

If our shareholders do not ratify the selection of KPMG, the Audit Committee will take that fact into consideration, together with such other factors as it deems relevant, and may, but will not be required to, appoint a different independent registered public accounting firm.

For additional information regarding our independent registered public accounting firm, see “Principal Accountant Fees and Services” below.

We expect that a representative of KPMG will be present at our Annual Meeting, where the representative will be afforded an opportunity to make a statement and to respond to appropriate questions.

OUR BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG.

CORPORATE GOVERNANCE AND BOARD MATTERS

Corporate Governance Profile

Our corporate governance is structured in a manner that our Board of Trustees believes aligns our interests with those of our shareholders. Notable features of our corporate governance structure include the following:

WHAT WE DO	WHAT WE DON’T DO
✓ 86% Independent Trustees. Six of our seven trustees have been determined by us to be “independent” as defined by the NYSE listing standards.	No Classified Board. Our trustees are elected annually for one-year terms.

✓ Independent Chairman. Our Chairman of the Board is an independent trustee, which strengthens the role of our independent trustees and encourages independent Board leadership.	No Poison Pill. The Company does not have a “poison pill” or shareholder rights plan.

✓ Majority Voting for Trustees. We recently adopted majority voting for uncontested trustee elections, which became effective in October 2015 and applies to the Annual Meeting.	Opted Out of Maryland Anti-Takeover Statutes. We have elected not to be subject to the Maryland Business Combination Statute and the Maryland Control Share Acquisition Statute.

✓ Entirely Independent Committees. All of the members of our Audit, Compensation and Nominating and Governance Committees are independent.	No Significant Related Party Transactions. We do not currently have any significant related party transactions and have robust related party transaction review procedures.

✓ Audit Committee Financial Expert. At least two of our trustees qualify as an “audit committee financial expert” as defined by the SEC.	No Pledging of Our Securities. None of our current executive officers or trustees are permitted to pledge our common shares or OP Units for margin or other loans.

✓     Share Ownership Guidelines. Our share ownership guidelines require that our CEO and other executive vice presidents (whether or not they are named executive officers) own shares with an aggregate value of 4x and 2x current base salary, respectively. All non-employee trustees must hold common shares equal to at least the aggregate cash value of equity awards for the last four years.

     No Hedging of Our Securities. Our anti-hedging policy prohibits our trustees, officers (including our named executive officers) and directors from engaging in the following transactions: (i) hedging or monetization transactions involving our securities; (ii) trading in options, puts, calls or other derivative instruments involving our securities; (iii) short sales of our securities; and (iv) purchasing our securities on margin.

Recent Changes to Corporate Governance Practices

Our Board of Trustees values the input and insights of the Company’s shareholders and believes that effective shareholder engagement strengthens the Board’s role as an informed and engaged fiduciary. The Board of Trustees meaningfully integrates the feedback it receives from shareholders into its review and assessment of the Company’s corporate governance policies. In light of recent developments in corporate governance best practices, and in response to shareholder feedback, the Board of Trustees approved and implemented several corporate governance initiatives since our 2015 annual meeting that the Board of Trustees believes are in our best interests and the best interests of our shareholders, including:

•	separating the roles of the Chairman and Chief Executive Officer, appointing our then lead independent trustee, Terry L. Stevens, to the role of Chairman of the Board of Trustees; and

•	adopting a majority voting standard for uncontested trustee elections, which will apply to the election of trustees at the Annual Meeting. As a result, a trustee nominee will be elected as a trustee only if the number of votes cast “for” that nominee’s election exceeds the number of votes cast “against” that nominee’s election. Trustees will continue to be elected by a plurality of the votes cast in contested elections. An election will be considered to be contested if the number of nominees exceeds the number of trustees to be elected as of the last day on which a shareholder could timely provide notice to our secretary of the shareholder’s intent to nominate a person for election to the Board of Trustees pursuant to the advance notice provisions of our bylaws.

Corporate Governance Guidelines

Our Board of Trustees has adopted Governance Guidelines, which set forth a flexible framework within which the Board of Trustees, assisted by its committees, directs the affairs of the Company. The Governance Guidelines reflect the Board of Trustees’ commitment to monitoring the effectiveness of decision-making at the Board of Trustees and management level and ensuring adherence to good corporate governance principles. The Governance Guidelines address, among other things:

•	the responsibilities and qualifications of trustees, including trustee independence;

•	the responsibilities, composition and functioning of committees of the Board of Trustees;

•	the appointment and role of a lead independent trustee (in the event that the Chairman is not an independent Trustee);

•	trustee access to officers and employees and, as necessary and appropriate, independent advisors;

•	the principles of trustee compensation;

•	trustee orientation and continuing education;

•	management succession and review; and

•	annual performance evaluation of the Board of Trustees and its committees.

Our Corporate Governance guidelines are subject to periodic review by the Nominating and Governance Committee.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our trustees, officers (including the Company’s President and Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer) and other employees. Among other matters, our Code of Business Conduct and Ethics is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the honest and ethical handling of actual or potential conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in the reports we file with, or submit to, the SEC and in other public communications;

•	compliance with applicable governmental laws, rules and regulations;

•	fair dealing with our customers, tenants, suppliers, competitors and employees;

•	prompt internal reporting of violations of the Code of Business Conduct and Ethics to appropriate persons; and

•	accountability for adherence to the Code of Business Conduct and Ethics.

Any waiver of the Code of Business Conduct and Ethics applicable to our executive officers or trustees may be made only by the approval of a majority of the disinterested members of the Board of Trustees and will be promptly disclosed to shareholders as required by law, stock exchange regulation or the requirements of the SEC. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K relating to amendments to or waivers from any provision of the Code of Business Conduct and Ethics applicable to our President and Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer by posting such information on our website at www.first-potomac.com under the section “Investors — Corporate Governance.” Information on or accessible through our website is not and should not be considered a part of this proxy statement.

Availability of Corporate Governance Materials

Shareholders may view our corporate governance materials, including the charters of our Audit Committee, our Compensation Committee, our Nominating and Governance Committee and our Finance and Investment Committee, our Governance Guidelines and our Code of Business Conduct and Ethics, on our website at www.first-potomac.com under the section “Investors — Corporate Governance,” and these documents are available in print to any shareholder upon request by writing to First Potomac Realty Trust, 7600 Wisconsin Avenue, 11th Floor, Bethesda, Maryland 20814, Attention: Secretary. Information on or accessible through our website is not and should not be considered a part of this proxy statement.

Independence of Trustees

Our bylaws and Governance Guidelines and the listing standards of the NYSE require that a majority of our trustees be independent. Our Board of Trustees has adopted categorical standards to assist the Board of Trustees in evaluating the independence of each of the trustees. The categorical standards describe various types of relationships that could potentially exist between a board member and the Company and sets thresholds at which such relationships would be deemed to be material. Provided that no relationship or transaction exists that would disqualify a trustee under the categorical standards and the Board of Trustees determines, taking into account all facts and circumstances, that no other material relationship between the Company and the trustee exists of a type not specifically mentioned in the categorical standards, the Board of Trustees will deem such person to be independent. A trustee shall not be independent if he or she satisfies any one or more of the following criteria:

•	Employment. The trustee is, or has been within the last three years, an employee of the Company, or his or her immediate family member is, or has been within the last three years, an executive officer, of the Company.

•	Other Compensation. The trustee has received or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company (excluding trustee and committee fees and pension/other forms of deferred compensation for prior service that is not contingent in any way on continued service).

•	Auditor Affiliation. The trustee is a current partner or employee of a firm that is the Company’s internal or external auditor or the trustee’s immediate family member is a current partner of such a firm or a current employee of such a firm and as an employee participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice or the trustee was or his or her immediate family member was within the last three years a partner or employee of such a firm and personally worked on the Company’s audit within that time.

•	Interlocking Directorships. The trustee is or has been within the last three years, or his or her immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executives at the same time serves or served on that company’s compensation committee.

•	Business Transactions. The trustee is a current employee, or his or her immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the

Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues (as reported for the last completed fiscal year).

The Board of Trustees, after broadly considering the above criteria and all relevant facts and circumstances regarding the past and current relationship of each trustee with the Company, determined that the following members of the Board of Trustees had no material relationship with the Company and were independent in accordance with the NYSE listing standards and applicable SEC rules: Robert H. Arnold, Richard B. Chess, James P. Hoffmann, Alan G. Merten, Thomas E. Robinson and Terry L. Stevens. We presently have seven trustees, including these six independent trustees. Robert Milkovich is not independent because he is an executive officer of the Company.

Board Leadership Structure

In 2015, our Board of Trustees separated the roles of the Chairman and Chief Executive Officer. As a result, our President and Chief Executive Officer is Robert Milkovich, while Terry L. Stevens, who is independent under the rules of the NYSE, serves as Chairman of the Board of Trustees. Our Board of Trustees has concluded that, in order to strengthen the role of our independent trustees and encourage independent Board leadership, the Board of Trustees shall maintain a leadership structure in which either the Chairman is an independent trustee under the rules of the NYSE or, if the Chairman is not independent, the independent trustees shall appoint a Lead Independent Trustee. As a result, our Governance Guidelines provide that, if at any time the Chairman is not independent under the rules of the NYSE, the Board of Trustees shall appoint a Lead Independent Trustee elected by the independent trustees. If elected under such circumstances, the Lead Independent Trustee will have the following duties and responsibilities:

•	coordinate the activities of the non-management trustees;

•	serve as a liaison between the non-management Trustees and the Chairman and senior management of the Company;

•	provide the Chairman with input with respect to, and approve, agendas for Board meetings;

•	approve meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•	approve information sent to the Board;

•	serve as informal advisor to the Chairman regarding business, strategic and competitive issues, as well as corporate governance and Board practices;

•	ensure that non-management Trustees have adequate opportunity to meet and discuss issues in executive sessions without management present and to serve as chairman of such executive sessions;

•	have the authority to call meetings of the non-management trustees and set the agenda for any such meeting;

•	if the Chairman is unable to attend a Board meeting, act as chairman of such Board meeting in the Chairman’s absence;

•	be available, if requested by major shareholders, for consultation and direct communication with the Company’s shareholders on behalf of the non-management trustees; and

•	perform such duties as the Board of Trustees shall from time to time delegate.

We believe this Board leadership structure is appropriate for our Company at this time as it promotes effective independent leadership and direction regardless of whether, in the future, the Chairman is independent under the rules of the NYSE.

The Board’s Role in Risk Oversight

The Board of Trustees has overall responsibility for the oversight of the Company’s enterprise risk management process. In this regard, the Board of Trustees seeks to identify, understand, analyze and oversee critical business risks. While the full Board of Trustees has primary responsibility for risk oversight, it utilizes its committees, as appropriate, to monitor and address risks that may be within the scope of a particular committee’s expertise or charter. Our Board of Trustees uses its committees to assist in its risk oversight function as follows:

•	Audit Committee — the Audit Committee oversees risks related to the Company’s financial statements, financial reporting, debt covenant compliance, accounting, the internal audit, and financial, legal and regulatory compliance. The Audit Committee meets separately with representatives of the Company’s independent auditing firm and internal auditing firm.

•	Compensation Committee — the Compensation Committee oversees risks in the areas of executive and trustee compensation, and evaluates the risks associated with all compensation programs of the Company.

•	Nominating and Governance Committee — the Nominating and Governance Committee oversees risks related to the Company’s governance structure and processes, including the trustee nomination and evaluation processes, compliance with our Code of Business Conduct and Ethics, Governance Guidelines and applicable laws and regulations, including applicable rules of the NYSE, and corporate governance-related risks.

•	Finance and Investment Committee — the Finance and Investment Committee oversees risks related to financial matters, debt covenant compliance, liquidity, business strategy, acquisitions and dispositions and the Company’s markets.

While the Board of Trustees oversees risk management as part of an on-going process, the Company’s management is charged with managing risk. Management periodically reports to the Board of Trustees and its committees, as appropriate, on the material risks to the Company, including in the areas of market condition, investment selection and optimization, access to capital, debt covenant compliance, refinancing of corporate and property level debt, tenant credit and leasing, and the mitigation activities intended to address such risks, and provides a quarterly update regarding the Company’s policies and procedures in place to minimize certain potential legal, regulatory and contractual risks.

Board Committees

Our Board of Trustees had four standing committees to assist it in the discharge of its responsibilities during 2015. The principal responsibilities of each committee are described below. Committee members are appointed by the Board of Trustees upon the recommendation of the Nominating and Governance Committee, which annually reviews the composition of each committee. Actions taken by any committee of our Board of Trustees are reported to the Board of Trustees, usually at the meeting following such action. All members of the committees described below are “independent” of the Company as that term is defined in the NYSE listing standards.

The table below provides membership information for each of the committees as of the date of this proxy statement:

Trustee	Audit Committee	Compensation Committee	Nominating and Governance Committee	Finance and Investment Committee
Robert H. Arnold*		✓		Chair
Richard B. Chess	Chair		✓
James P. Hoffmann	✓			✓
Alan G. Merten		✓	Chair
Thomas E. Robinson		Chair		✓
Terry L. Stevens*	✓		✓

*	Audit committee financial expert

Audit Committee

Our Board of Trustees has established an Audit Committee, which consists of Messrs. Chess (Chair), Hoffmann and Stevens. Our Board of Trustees has determined that each of the Audit Committee members is independent, in accordance with the NYSE listing standards and applicable SEC rules, and that each of the members of the Audit Committee is financially literate, as that term is interpreted by our Board of Trustees. In addition, our Board of Trustees has determined that Mr. Stevens is an “audit committee financial expert” as that term is defined in the applicable SEC rules. The Audit Committee operates under a written charter adopted by our Board of Trustees. The principal functions and responsibilities of the Audit Committee are to:

•	review and discuss with management and our independent registered public accounting firm our financial reports, financial statements and other financial information;

•	monitor the integrity of our financial reporting process and systems of internal controls regarding finance, accounting and legal compliance;

•	appoint, retain, compensate, oversee and evaluate the independent registered public accounting firm;

•	approve professional services provided by the independent registered public accounting firm;

•	consider the range of audit and non-audit fees;

•	monitor the independence, experience and performance of our outside auditors;

•	oversee the performance of the Company’s internal audit function;

•	provide an avenue of communication among the outside auditors, management and our Board of Trustees;

•	encourage adherence to, and continuous improvement of, our financial reporting and internal control policies, procedures and practices; and

•	monitor, with the Board of Trustees, compliance with legal and regulatory requirements and the Company’s major risk exposures related to the Company’s financial statements, financial reporting, debt covenant compliance, accounting and annual audit and the steps management has taken to monitor and control such exposures.

The Audit Committee has authority, to the extent it deems necessary or appropriate, to retain special legal, accounting or other consultants to advise the Audit Committee and has the authority to determine, and to receive from the Company, the appropriate compensation to be paid to any special legal, accounting or other consultant retained by the Audit Committee.

The Audit Committee met six times in 2015.

For more information, please see “Audit Committee Report” beginning on page 63.

Compensation Committee

Our Board of Trustees has established a Compensation Committee, which currently consists of Messrs. Robinson (Chair) and Arnold and Dr. Merten. Our Board has determined that each of the Compensation Committee members is independent in accordance with the NYSE listing standards and applicable SEC rules.

The Compensation Committee operates under a written charter adopted by our Board of Trustees. The Compensation Committee determines compensation for our executive officers and administers the Company’s 2009 Equity Compensation Plan (as amended, the “2009 Plan”). Although the Company’s 2003 Equity Compensation Plan (as amended, the “2003 Plan”) expired in 2013, awards remain outstanding under the 2003 Plan and, as such, the Compensation Committee administers awards outstanding under the 2003 Plan. The principal functions of the Compensation Committee include:

•	reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives, and determining and approving the compensation of our Chief Executive Officer based on such evaluation;

•	reviewing and approving the compensation of our other executive officers;

•	determining and approving the compensation of our trustees;

•	reviewing our executive compensation plans, policies and programs;

•	implementing and administering our incentive and equity-based compensation plans;

•	administering and approving awards pursuant to these plans;

•	assisting management in complying with our proxy statement and annual report disclosure requirements; and

•	producing a report on executive compensation to be included in our annual proxy statement.

The Compensation Committee has the sole authority to retain and terminate any compensation consultant used to assist in the evaluation of trustee or executive officer compensation and has the sole authority to approve the consultant’s fees and other retention terms. The Compensation Committee also has authority, to the extent it deems necessary or appropriate, to retain special legal, accounting or other consultants to advise the Compensation Committee and has the authority to determine, and to receive from the Company, the appropriate compensation to be paid to any special legal, accounting or other consultant retained by the Compensation Committee. In selecting any such advisors or consultants, the Compensation Committee considers the independence of such advisor or consultant, as determined by it in its business judgment, in accordance with the standards of the NYSE, any applicable rules and regulations of the SEC and other applicable laws relating to independence of advisors and consultants.

The Compensation Committee met nine times in 2015.

Nominating and Governance Committee

Our Board of Trustees has established a Nominating and Governance Committee, which currently consists of Dr. Merten (Chair) and Messrs. Chess and Stevens. Our Board has determined that each of the Nominating and Governance Committee members is independent in accordance with NYSE listing standards and applicable SEC rules. The Nominating and Governance Committee operates under a written charter adopted by our Board of Trustees. The principal functions and responsibilities of the Nominating and Governance Committee include:

•	identifying and recommending to our Board of Trustees qualified candidates for service on our Board of Trustees;

•	implementing and monitoring our Governance Guidelines and Code of Business Conduct and Ethics;

•	reviewing and making recommendations on matters involving the general operation of our Board of Trustees, including board size and composition, and committee function, composition and structure;

•	establishing criteria for membership on each committee and recommending to our Board of Trustees nominees for each committee of our Board of Trustees;

•	overseeing the annual evaluation of the performance of our Board of Trustees, and the qualifications and independence of the Board of Trustees as a whole and of each individual trustee; and

•	overseeing matters regarding corporate governance-related risks.

The Nominating and Governance Committee met six times in 2015.

Finance and Investment Committee

Our Board of Trustees has established a Finance and Investment Committee, which consists of Messrs. Arnold (Chair), Hoffmann and Robinson. The Finance and Investment Committee operates under a written charter adopted by our Board of Trustees. The principal functions and responsibilities of the Finance and Investment Committee include:

•	reviewing and overseeing the Company’s strategic business plan;

•	reviewing the Company’s long-term and short-term capital structure;

•	reviewing certain proposed asset acquisitions, dispositions and developments by the Company and making recommendation to the Board of Trustees with respect to such transactions above certain dollar thresholds;

•	reviewing and making recommendations to the Board of Trustees regarding proposed financing transactions; and

•	overseeing risk related to financial matters, debt covenant compliance, liquidity, business strategy, acquisitions and dispositions and the Company’s markets.

The Finance and Investment Committee met eight times in 2015.

Other Committees

From time to time, our Board of Trustees may establish other committees as circumstances warrant. Those committees will have the authority and responsibility as delegated to them by our Board of Trustees.

Executive Sessions of Our Non-Management Trustees

Pursuant to our Governance Guidelines and the NYSE listing standards, in order to promote open discussion among non-management trustees, the Board of Trustees regularly holds executive sessions that exclude our non-independent trustee and other members of our management team. There were seven executive sessions held during 2015. Our independent Chairman presides over these executive sessions and, prior to our appointment of an independent Chairman in July 2015, our Lead Independent Trustee presided over these executive sessions.

Trustee Attendance at Meetings of our Board of Trustees and its Committees and Annual Meeting of Shareholders

The Board of Trustees held 16 meetings in 2015, including telephonic meetings. All trustees attended at least 75% of the aggregate number of meetings of the Board of Trustees and its committees on which they served during 2015. On an aggregate basis, the trustees attended 98% of all meetings of the Board of Trustees and the committees on which each trustee served in 2015.

Our Governance Guidelines provide that, absent unusual or unforeseen circumstances, all trustees of the Company should attend the Company’s annual meetings of shareholders. All of our trustees attended the 2015 Annual Meeting.

Trustee Selection Process

Process and Criteria for Identifying and Evaluating Trustee Candidates. The Nominating and Governance Committee is responsible for reviewing each year the qualifications and performance of each member of the Board of Trustees, the qualifications of potential new Board members, and the composition of the Board of Trustees as a whole.

The Nominating and Governance Committee seeks to identify candidates based on input provided by a number of sources, including (i) other members of the Board, (ii) officers and employees of the Company and (iii) shareholders of the Company. As part of the candidate identification process, the Nominating and Governance Committee evaluates the skills, experience and diversity possessed by the current Board of Trustees, and whether there are additional skills, experience or diversity that should be added to complement the composition of the existing Board of Trustees. The Nominating and Governance Committee also will take into account whether existing trustees have indicated a willingness to continue to serve as trustees if re-nominated. Once trustee candidates have been identified, the Nominating and Governance Committee will then evaluate each candidate in light of his or her qualifications and credentials, and any additional factors that the Nominating and Governance Committee deems necessary or appropriate. Existing trustees who are being considered for re-nomination will be re-evaluated as part of the Nominating and Governance Committee’s process of recommending trustee candidates.

Although the Nominating and Governance Committee does not have a formal policy with respect to diversity, we endeavor to have a diverse Board whose members represent a range of experiences and perspectives in business, finance and policy-making that are relevant to the Company’s business and markets. The Nominating and Governance Committee, therefore, focuses on the following criteria: a trustee’s independence qualifications under NYSE rules, diversity, business experience, ethics, leadership characteristics, financial acumen, industry and market knowledge, and knowledge of the public markets.

After completing the identification and evaluation process described above, the Nominating and Governance Committee will recommend to the Board of Trustees the nomination of a number of candidates equal to the number of trustee vacancies that will exist at the annual meeting of shareholders. The Board of Trustees will then select the Board’s trustee nominees for shareholders to consider and vote upon at the annual meeting of shareholders.

Trustee Candidate Recommendations and Nominations by Shareholders. The Nominating and Governance Committee’s charter provides that the committee will consider trustee candidate recommendations by shareholders. Shareholders should submit any such recommendations for the consideration of our Nominating and Governance Committee through the method described under “Communications with Our Board of Trustees” below. In addition, any shareholder entitled to vote for the election of trustees at the 2017 annual meeting of shareholders may nominate persons for election to the Board of Trustees if that shareholder complies with the notice procedures summarized in “Shareholder Proposals and Nominations for Our 2017 Annual Meeting” below. All candidates submitted by shareholders will be evaluated in the same manner as all other trustee candidates, provided that the shareholders comply with the notice procedures.

Communications with Our Board of Trustees

Shareholders and other interested parties may communicate directly with our Board of Trustees as a whole, the non-management trustees of our Board, any committee of our Board and/or any specified individual trustee by sending a written communication c/o First Potomac Realty Trust, 7600 Wisconsin Avenue, 11th Floor, Bethesda, Maryland 20814, Attention: Secretary. The Company does not screen mail, and all such letters will be forwarded to our Board, the non-management trustees and any such specified committee or individual trustee, as applicable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions Policy

Our related party transactions policy is set forth in the Company’s Bylaws and Code of Business Conduct and Ethics. The policy provides that trustees and officers are prohibited from entering into agreements and transactions with the Company that involve a conflict of interest, unless such conflict is first disclosed to the Board of Trustees and waived by a majority of the disinterested members of the Board of Trustees. For these purposes, a conflict of interest exists when a person’s interests are not aligned or appear not be aligned, or interfere, or appear to interfere, in any way with the interests of the Company.

Certain Relationships

Related Party Interests in Operating Partnership Transactions

Our former Chief Executive Officer (Douglas J. Donatelli) and Chief Investment Officer (Nicholas R. Smith), who were both co-founders of the Company, beneficially own units of limited partnership interest (“OP Units”) in our operating partnership, First Potomac Realty Investment Limited Partnership (the “Operating Partnership”) as a result of contributions of properties and other assets to the Operating Partnership in connection with our initial public offering: Douglas J. Donatelli (92,056 OP Units, or approximately 0.15% of the total number of OP Units issued and outstanding, including the OP Units held by the Company); and Nicholas R. Smith (41,123 OP Units, or approximately 0.07%). These former executive officers may have had conflicting duties because, in their capacities as our former executive officers they had a duty to the Company, while at the same time, in our capacity as general partner of the Operating Partnership, they had a fiduciary duty to the limited partners of the Operating Partnership. Conflicts may arise when the interests of our shareholders and the limited partners of the Operating Partnership diverge, particularly in circumstances in which there may be an adverse tax consequence to the limited partners, such as upon the sale of assets or the repayment of indebtedness that are in the best interests of our shareholders. The partnership agreement of the Operating Partnership contains a provision that in the event of a conflict of interest between our shareholders and the limited partners of our Operating Partnership, we shall endeavor in good faith to resolve the conflict in a manner not adverse to either our shareholders or the limited partners of our Operating Partnership, and, if we, in our sole discretion as general partner of the Operating Partnership, determine that a conflict cannot be resolved in a manner not adverse to either our shareholders or the limited partners of our Operating Partnership, the conflict will be resolved in favor of our shareholders.

Employment and Related Agreements

We have entered into employment and severance agreements with our named executive officers. The material terms of the employment and severance agreements with our named executive officers are described under “Compensation of Executive Officers — Employment and Related Agreements” and “Compensation of Executive Officers — Potential Payments Upon Termination or a Change in Control.”

COMPENSATION OF TRUSTEES

The following table presents information relating to total compensation of our trustees for the fiscal year ended December 31, 2015. Douglas J. Donatelli, our former President and Chief Executive Officer, and Robert Milkovich, our current President, Chief Executive Officer and Chief Operating Officer, received no compensation for their service on the Board of Trustees.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation		Total
Robert H. Arnold	$58,063	$54,996	—	—	—	$2,838	(4)	$115,897
Richard B. Chess	$52,500	$54,996	—	—	—	$2,838	(4)	$110,334
J. Roderick Heller, III(2)	$29,258	—	—	—	—	$1,277	(4)	$30,535
James P. Hoffmann(3)	$30,632	$54,996	—	—	—	$1,561	(4)	$87,189
R. Michael McCullough(2)	$23,407	—	—	—	—	$1,277	(4)	$24,684
Alan G. Merten	$60,000	$54,996	—	—	—	$2,838	(4)	$117,834
Thomas E. Robinson	$54,190	$54,996	—	—	—	$2,838	(4)	$112,024
Terry L. Stevens	$82,278	$54,996	—	—	—	$2,838	(4)	$140,112

(1)	In accordance with FASB ASC Topic 718, the amounts in this column reflect the grant-date fair value of restricted share awards made on May 21, 2015. The grant-date fair value of the restricted share awards was determined by multiplying the number of restricted shares by $10.57, the closing sale price of our common shares on the date of issuance. At December 31, 2015, each trustee (other than Messrs. Heller and McCullough) held 5,203 restricted common shares that vest on May 21, 2016, assuming continued service by the trustee until that date. There were no other unvested restricted common shares or outstanding options held by our non-management trustees as of December 31, 2015.
(2)	Messrs. Heller and McCullough retired from our Board of Trustees in 2015, effective upon the expiration of their then current terms, which expired at the 2015 annual meeting of shareholders held on May 21, 2015. Amounts reflect trustee fees earned for services through May 21, 2015.
(3)	Mr. Hoffmann was elected to join our Board of Trustees at the 2015 annual meeting of shareholders held on May 21, 2015.
(4)	Represents the dividends earned on unvested restricted shares issued under the 2009 Plan.

Additional Information Regarding Compensation of Trustees

Annual Fees and Equity Awards. As compensation for serving on our Board of Trustees each of our non-employee trustees is entitled to receive an annual base cash fee of $35,000. The chairperson of each of the Audit Committee and Compensation Committee is entitled to receive an additional annual cash fee of $20,000 and the chairperson of each of the Nominating and Governance Committee and the Finance and Investment Committee is entitled to receive an additional annual cash fee of $15,000; provided, however, that a trustee may not receive more than one chairperson’s fee. The independent Chairman of the Board of Trustees is entitled to receive an additional annual cash fee of $45,000 (effective as of July 28, 2015). Each member of the Audit Committee (other than the chairperson) is entitled to receive an additional annual cash fee of $10,000, each member of the Compensation Committee (other than the chairperson) is entitled to receive an additional annual cash fee of $5,000 (increased to $10,000 effective as of May 21, 2015) and each non-employee trustee who was a member of any other committee of the Board of Trustees (other than the chairperson) is entitled to receive an additional annual cash fee of $5,000 with respect to each committee on which he serves. All of the fees are paid quarterly.

In addition, on May 21, 2015, each of our non-employee trustees received a grant of 5,203 restricted common shares (valued on the date of grant at approximately $55,000), all of which will vest on May 21, 2016, assuming continued service by the trustee until that date.

We reimburse all trustees for reasonable out-of-pocket expenses incurred in connection with their service on the Board of Trustees and any and all committees.

EXECUTIVE OFFICERS

The following table contains information regarding the current executive officers of the Company. These officers are appointed annually by the Board of Trustees and serve at the Board’s discretion.

Name(1)	Age	Position
Robert Milkovich	56	President, Chief Executive Officer and Chief Operating Officer
Andrew P. Blocher	51	Executive Vice President, Chief Financial Officer and Treasurer
Samantha S. Gallagher	39	Executive Vice President, General Counsel and Secretary

(1)	Douglas J. Donatelli and Nicholas R. Smith held the positions of President and Chief Executive Officer, and Chief Investment Officer, respectively, until November 8, 2015 and, as such, are “named executive officers” of the Company for 2015.

Robert Milkovich. See Mr. Milkovich’s information on page 7.

Andrew P. Blocher joined the Company in 2012 as Executive Vice President, Chief Financial Officer and Treasurer. Mr. Blocher has over 20 years of finance and capital markets experience, including 15 years in the public REIT sector. Prior to joining the Company, Mr. Blocher was the Chief Financial Officer at Federal Realty Investment Trust (NYSE: FRT), a publicly traded retail REIT, where he had oversight of the finance, accounting, human resources, investor relations and information technology departments. Mr. Blocher joined Federal Realty Investment Trust in 2000 as Vice President, Investor Relations and was promoted to Senior Vice President in 2007 and to Chief Financial Officer in 2008. Mr. Blocher had served as Director, Structured Finance Marketing and Modeling, at Freddie Mac, as well as Vice President of Capital Markets for CRIIMI MAE Inc., a mortgage REIT. Mr. Blocher is a member of the National Association of Real Estate Investment Trusts (NAREIT). In addition, he currently serves as a member of the Board of Directors of Make-A-Wish® Mid-Atlantic, Inc., and serves as a member of its Executive Committee, as well as Chairman of its Audit and Finance Committee. Mr. Blocher received his Bachelor of Science degree in Finance from Indiana University in Bloomington and his Masters of Business Administration in Finance from The George Washington University.

Samantha Sacks Gallagher joined the Company in October 2014 as Executive Vice President, General Counsel and Secretary. Ms. Gallagher serves as the Company’s chief legal officer and leads the Company’s corporate legal function. In her role, she has leadership responsibility for corporate governance matters, SEC and NYSE compliance, structuring of corporate-level transactions, overseeing litigation, as well as managing outside counsel. Ms. Gallagher has 15 years of experience representing REITs and other real estate companies and financial institutions. Prior to joining the Company, Ms. Gallagher served as a Partner at Arnold & Porter LLP in the firm’s Corporate and Securities Practice. She also previously served as a Partner at Hogan Lovells US LLP in the firm’s Corporate, Capital Markets and REIT practice groups (having joined Hogan as a corporate attorney in 2001). While in private practice, Ms. Gallagher focused on capital markets transactions (including public and private equity and debt offerings), joint ventures, mergers and acquisitions and strategic investments, as well as advising companies in a variety of corporate and securities law matters. She currently serves on the Board of Directors for Make-A-Wish® Mid-Atlantic, Inc., where she is Chair of its Governance Committee and is a member of its Executive Committee. Ms. Gallagher received her Juris Doctor degree from Georgetown University Law Center, cum laude, and her Bachelor of Arts degree from Princeton University, summa cum laude.

SHARE OWNERSHIP OF TRUSTEES AND EXECUTIVE OFFICERS

The following table sets forth certain information, as of March 14, 2016, regarding the Company’s common shares owned of record or known to the Company to be owned beneficially by each trustee and nominee for trustee, each named executive officer and all trustees and executive officers as a group. At March 14, 2016, there were 58,095,311 common shares outstanding. Except as set forth in the footnotes to the table below, each of the shareholders identified in the table has sole voting and investment power over the common shares beneficially owned by that person. Unless otherwise indicated, the address for each individual listed below is c/o First Potomac Realty Trust, 7600 Wisconsin Avenue, 11th Floor, Bethesda, Maryland 20814.

Beneficial Owners	Number of Common Shares Beneficially Owned(1)		Percent of Class(2)
Douglas J. Donatelli	908,125	(3)	1.5%
Nicholas R. Smith	268,108	(4)	*
Andrew P. Blocher	214,670	(5)	*
Robert Milkovich	208,444	(6)	*
Samantha S. Gallagher	119,963	(7)	*
James P. Hoffmann	87,361	(8)	*
Terry L. Stevens	40,370	(8)	*
Alan G. Merten	36,136	(8)	*
Richard B. Chess	31,469	(8)	*
Robert H. Arnold	28,117	(8)	*
Thomas E. Robinson	12,669	(8)	*
All Trustees and Executive Officers as a group (9 persons)(9)	779,199		1.3%

*	Represents less than one percent of the Company’s issued and outstanding shares.
(1)	Includes (i) the number of common shares that are issuable upon exercise of options that are exercisable within 60 days of March 14, 2016 and (ii) the total number of common shares issuable upon redemption of OP Units. All OP Units held by the named person are currently redeemable by the holder for cash, or at the Company’s option, an equivalent number of common shares.
(2)	The total number of our common shares outstanding used in calculating the percentage ownership of each person assumes that none of the OP Units held by other persons are redeemed for common shares and that none of the stock options held by other persons are exercised.
(3)	Includes (i) 81,858 common shares issuable upon redemption of OP Units held directly, (ii) 10,198 common shares issuable upon redemption of OP Units held by DKEPA #7 Partnership, of which Mr. Donatelli is a general partner, (iii) 500,000 common shares issuable upon the exercise of options that have vested, and (iv) 544 common shares held by Mr. Donatelli as custodian for his children as to which he disclaims beneficial ownership. Mr. Donatelli separated from the Company on November 8, 2015. The information reported for Mr. Donatelli is based on information available to the Company and may not reflect current beneficial ownership.
(4)	Includes 41,123 common shares issuable upon redemption of OP Units held directly. Mr. Smith separated from the Company on November 8, 2015. The information reported for Mr. Smith is based on information available to the Company and may not reflect current beneficial ownership.
(5)	Includes 135,088 restricted common shares that vest over time. Mr. Blocher shares voting and investment power with his spouse on 79,582 unrestricted common shares.
(6)	Consists of 200,989 restricted common shares that vest over time.
(7)	Consists of 110,980 restricted common shares that vest over time. Ms. Gallagher shares voting and investment power with her spouse on 8,983 unrestricted common shares.
(8)	Includes 5,203 restricted common shares that vest on May 21, 2016, assuming continued service by the trustee until that date.
(9)	Excludes Messrs. Donatelli and Smith, each of whom separated from the Company on November 8, 2015 and, thus, are no longer executive officers.

SHARE OWNERSHIP BY CERTAIN BENEFICIAL OWNERS

To the Company’s knowledge, based upon information available to the Company, the following table sets forth the beneficial owners of more than 5% of the Company’s common shares as of March 14, 2016. At March 14, 2016, there were 58,095,311 common shares outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
The Vanguard Group, Inc.	8,338,204	(1)	14.4%
100 Vanguard Blvd.
Malvern, PA 19355

FMR LLC	7,724,171	(2)	13.3%
82 Devonshire Street
Boston, MA 02109

T. Rowe Price Associates, Inc. — T. Rowe Price Small-Cap Value Fund, Inc.	5,795,409	(3)	10.0%
100 East Pratt Street
Baltimore, MD 21202

BlackRock, Inc.	4,752,201	(4)	8.2%
55 East 52nd Street
New York, NY 10022

Vanguard Specialized Funds — Vanguard REIT Index Fund	4,228,738	(5)	7.3%
100 Vanguard Blvd.
Malvern, PA 19355

Prudential Financial, Inc.	4,085,068	(6)	7.0%
751 Broad Street
Newark, NJ 07102

EARNEST Partners, LLC	2,919,574	(7)	5.03%
1180 Peachtree Street NE, Suite 2300
Atlanta, GA 30309

(1)	Information based on a Schedule 13G/A filed with the SEC on February 10, 2016 by The Vanguard Group, Inc. The Schedule 13G/A indicates that the reporting entity is an investment adviser with sole voting power over 156,555 common shares, shared voting power over 43,400 common shares, sole dispositive power over 8,219,757 common shares and shared dispositive power over 118,447 common shares.
(2)	Information based on a Schedule 13G/A filed jointly with the SEC on February 12, 2016 by FMR LLC and Abigail P. Johnson. The Schedule 13G/A indicates that the reporting entity is a parent holding company with sole voting power over 399,469 common shares and sole dispositive power over 7,724,171 common shares. Abigail P. Johnson reported sole dispositive power with respect to the same 7,724,171 shares. The Schedule 13G/A indicates that Abigail P. Johnson is a Director, the Vice Chairman, the Chief Executive Officer and the President of FMR LLC. The Schedule 13G/A further indicates that the following subsidiaries of FMR LLC acquired, and are beneficial owners of, the common shares reported on the Schedule 13G/A: Fidelity Institutional Asset Management Trust Company, FMR Co., Inc. (an investment advisor) and Strategic Advisers, Inc. (an investment advisor).
(3)	Information based on a Schedule 13G/A filed jointly with the SEC on February 10, 2016 by T. Rowe Price Associates, Inc. and T. Rowe Price Small-Cap Value Fund, Inc. The Schedule 13G/A indicates that T. Rowe Price Associates, Inc. is an investment adviser with sole voting power over 1,381,959 common shares and sole dispositive power over 5,795,409 common shares. The Schedule 13G/A further indicates that T. Rowe Price Small-Cap Value Fund, Inc. is an investment company with sole voting power over 3,171,800 common shares (5.4%), which common shares are included in the aggregate amount of common shares reported as beneficially owned by T. Rowe Price Associates, Inc.
(4)

Information based on a Schedule 13G/A filed with the SEC on January 26, 2016 by BlackRock, Inc. The Schedule 13G/A indicates that the reporting entity is a parent holding company or control person with the sole voting power over 4,579,677 common shares and sole dispositive power over 4,752,201 common shares. The Schedule 13G/A further indicated that the following subsidiaries of Blackrock, Inc. acquired, and are beneficial owners of, the common shares reported on the Schedule 13G/A: BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management North Asia Limited, BlackRock Asset Management Schweiz AG, BlackRock Fund Advisors, BlackRock Fund Managers Ltd, BlackRock Institutional Trust Company, N.A., BlackRock International Limited, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd, BlackRock Investment Management, LLC and BlackRock Japan Co Ltd.
(5)	Information based on a Schedule 13G/A filed with the SEC on February 9, 2016 by Vanguard Specialized Funds — Vanguard REIT Index Fund. The Schedule 13G/A indicates that the reporting entity is an investment company with sole voting power over 4,228,738 common shares.
(6)	Information based on a Schedule 13G/A filed with the SEC on January 28, 2016 by Prudential Financial, Inc. The Schedule 13G/A indicates that the reporting entity is a parent holding company with sole voting power over 578,231 common shares, shared voting power over 3,506,837 common shares, sole dispositive power over 578,231 common shares and shared dispositive power over 3,506,837 common shares. The Schedule 13G/A further indicates that Prudential Financial, Inc. is the indirect parent of the following subsidiaries (each of which are investment advisors), who are the beneficial owners of the number and percentage of common shares set forth after their name: Jennison Associates LLC (101,844 common shares; 0.18%); PGIM, Inc. (3,877,609 common shares; 6.71%); and Quantitative Management Associates LLC (105,615 common shares; 0.18%).
(7)	Information based on a Schedule 13G/A filed with the SEC on February 10, 2016 by EARNEST Partners, LLC. The Schedule 13G/A indicates that the reporting entity is an investment adviser with sole voting power over 885,414 common shares, shared voting power over 501,051 common shares and sole dispositive power over 2,919,574 common shares.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is comprised of Thomas E. Robinson (Chair), Robert H. Arnold and Alan G. Merten, each of whom is an independent trustee. No member of the Compensation Committee is or was formerly an officer or an employee of the Company. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Trustees or the Compensation Committee, nor has such interlocking relationship existed in the past. Accordingly, during 2015 there were no interlocks with other companies within the meaning of the SEC’s rules.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) section of this proxy statement with management and, based on that review and discussion, the committee recommended to our Board of Trustees that it be included in this proxy statement.

Respectfully submitted,

COMPENSATION COMMITTEE

Thomas E. Robinson, Chairperson

Robert H. Arnold

Alan G. Merten

The foregoing report does not constitute “soliciting material” and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The Compensation Committee of our Board of Trustees is responsible for designing and administering the underlying policies and principles of our executive officer compensation program. This Compensation Discussion and Analysis describes our executive compensation program for our named executive officers and describes how and why the Compensation Committee made its 2015 compensation decisions. Our named executive officers for 2015 were as follows:

•	Robert Milkovich, our President, Chief Executive Officer and Chief Operating Officer;

•	Andrew P. Blocher, our Executive Vice President, Chief Financial Officer and Treasurer;

•	Samantha S. Gallagher, our Executive Vice President, General Counsel and Secretary;

•	Douglas J. Donatelli, our former President and Chief Executive Officer, who separated from the Company in November 2015; and

•	Nicholas R. Smith, our former Executive Vice President and Chief Investment Officer, who separated from the Company in November 2015.

Throughout this proxy statement, these individuals are referred to collectively as the “named executive officers” or “executive officers.” Throughout this proxy statement, we refer to those executive officers that are currently employed by the Company (Messrs. Milkovich and Blocher and Ms. Gallagher) as the “current named executive officers”.

This Compensation Discussion and Analysis is organized as follows:

Executive Summary

Compensation Philosophy and Objectives

The underlying principles of our executive compensation program are to reward executives for developing and executing strategies that create shareholder value, drive financial and strategic results and enhance our competitive position within the industry and markets in which we compete. The specific objectives of our executive compensation program are to:

•	attract and retain highly qualified executive officers;

•	provide a total compensation package that is competitive with those provided by our peer group and appropriate to each named executive officer’s experience, responsibilities and performance;

•	create the proper incentives for our executive officers to achieve corporate and individual performance objectives and maximize shareholder value over the long-term;

•	motivate our named executive officers to achieve our Company’s goals by tying a significant portion of executive compensation to our achievement of pre-established short- and long-term financial and operating objectives and the executive’s individual contributions to the achievement of those objectives;

•	provide the opportunity to earn compensation that approximates the median of peers for target performance, and above or below the median of the peer group depending on the Company’s achievement of certain goals; and

•	encourage executive share ownership by providing long-term incentives that align the interests of our executive officers with those of our shareholders and further the goals of executive retention.

2015 Business and Governance Highlights

The following are examples of key achievements and initiatives of the Company in 2015:

•	Increased leased percentage year-over-year from 91.3% to 92.1% (an 80 basis point increase) and occupied percentage from 87.9% to 90.3% (a 240 basis point increase), despite a difficult leasing environment in the greater Washington, D.C. region.

•	Executed approximately 1.0 million square feet of leases, including 553,000 square feet of renewal leases.

•	Sold nine non-core properties, consisting of approximately 1.3 million square feet, for aggregate net proceeds of $126.0 million. The sale of these assets was consistent with our strategy of increasing our focus on the ownership and management of high-quality office properties.

•	Increased same-property net operating income year-over-year by 4.8% on an accrual basis and 6.4% on a cash basis.

•	Amended and restated our unsecured revolving credit facility and unsecured term loan to increase borrowing capacity, extend the applicable terms, reduce our borrowing costs, provide financial flexibility, and more closely align our covenant package with our strategic plan.

•	Reported Core FFO of $62.0 million, or $1.02 per diluted share, which is an increase of approximately 4.1% on a per share basis over the prior year.

•	Undertook a successful leadership transition, with the appointment of Robert Milkovich to the roles of President and Chief Executive Officer.

•	Separated the roles of the Chairman and Chief Executive Officer, and appointed our then lead independent trustee, Terry L. Stevens, as Chairman of the Board of Trustees. Mr. Stevens has both extensive executive management and board experience, having served as Chief Financial Officer of Highwoods Properties, Inc. (NYSE: HIW) from 2003 until his retirement in September 2014, and as a trustee of our Company since 2003.

•	Continued to strengthen our independent Board of Trustees, with the addition of James P. Hoffmann to our Board. Mr. Hoffmann is a former Partner and Senior Vice President of Wellington Management Company, an investment management company, where he served as the firm’s senior global REIT analyst and portfolio manager. Mr. Hoffmann currently serves on the board of directors of HCP, Inc. (NYSE: HCP).

We believe that all of these achievements and initiatives helped drive strong operating and financial results throughout 2015, and position us with positive operating momentum, a strong balance sheet and capital available to support future growth and drive shareholder returns.

Impact of the Leadership Transition

On November 8, 2015, the Company undertook a leadership transition, pursuant to which Robert Milkovich was promoted to President and Chief Executive Officer, and was appointed to the Board of Trustees. This appointment was in connection with the departure of the Company’s founders, Douglas Donatelli and Nicholas Smith, the Company’s former President and Chief Executive Officer and former Chief Investment Officer, respectively. The Board of Trustees believes that Mr. Milkovich, together with Mr. Blocher and Ms. Gallagher, are ideally suited to pursue and implement the Company’s strategic objectives. Along those lines, in February 2016, the new leadership team announced the details of the Company’s strategic plan, the focus of which is to de-risk the portfolio, de-lever the balance sheet and maximize asset values.

In connection with this leadership transition, the Compensation Committee of the Board of Trustees undertook a comprehensive review of the Company’s executive compensation arrangements, with a view toward compensating the Company’s current executive officers in a manner that (i) reflects current market practices, (ii) recognizes the increase in responsibilities of the Company’s executive officers in light of the leadership transition, (iii) provides uniformity among the employment arrangements of the Company’s executive officers, and (iv) implements certain governance changes by (a) providing that the severance payments will generally be based on a multiple of the average (not highest) bonus paid to the executives in the three years prior to their termination and (b) eliminating any remaining 280G gross-up provisions from prior employment arrangements.

As a result of that review, in January 2016, the Compensation Committee concluded that the following steps were warranted:

•	New Employment Agreements. The Compensation Committee negotiated and recommended, and the independent members of the Board of Trustees approved, new employment agreements with our current named executive officers (Messrs. Milkovich and Blocher and Ms. Gallagher), which replaced the legacy severance arrangements that were previously in effect for such executive officers. In connection with these new employment agreements, the executives agreed to certain concessions in order to reflect current market practices. In particular, the new employment agreements (i) do not contain any 280G or other tax gross up payments, (ii) provide that the severance payments will generally be based on a multiple of the average (rather than highest) bonus paid to the executives in the three years prior to their termination, (iii) do not contain any excessive perquisites, and (iv) require a double trigger for change of control severance payments. Pursuant to the new employment agreements, each such named executive officer is entitled to certain severance benefits based on the nature of their termination. See “Compensation of Executive Officers — Employment and Related Agreements” below for a discussion of these new employment agreements.

•	Adjusted Base Salary, Short-Term Incentive Award Target and Long-Term Incentive Award Target for Mr. Milkovich. In connection with his promotion, the Compensation Committee recommended, and the Board of Trustees approved, the following:

¡	an increase in Mr. Milkovich’s base salary from $360,500 to $550,000, effective as of November 8, 2015 (which salary for his new role as Chief Executive Officer represents an 11% decrease from the 2015 salary of the Company’s former Chief Executive Officer);

¡	an increase in Mr. Milkovich’s short-term incentive award target for 2015, such that his target award for 2015 is calculated as follows: (i) an 80% target of his previous base salary of $360,500 for the period from January 1, 2015 to November 7, 2015; and (ii) a 100% target of his base salary of $550,000 for the period from November 8, 2015 to December 31, 2015 (which short-term incentive award target represents a 41% decrease from the 2015 short-term incentive award target set for the Company’s former Chief Executive Officer); and

¡	an increase in the target amount of Mr. Milkovich’s long-term incentive award for 2015, with his target amount under the LTI Program being prorated among the following two components: (i) an LTI Program target amount of $550,000 for the portion of the 2015 plan year from January 1, 2015 to November 7, 2015; and (ii) an LTI Program target amount of $900,000 for the period of the 2015 plan year from November 8, 2015 to December 31, 2015 (which LTI Program target represents an 18% decrease from the 2015 LTI Program target set for the Company’s former Chief Executive Officer).

•	Special One-Time Awards. Although the Compensation Committee has not historically made special one-time equity awards, in recognition of the increase in responsibilities of the Company’s executive officers in light of the leadership transition, and the Company’s interest in retaining these executives in light of the competitive market environment, the Compensation Committee approved (or, with respect to Mr. Milkovich, the Compensation Committee recommended and the Board of Trustees approved) the following restricted share awards: an award of 150,000 restricted common shares for Mr. Milkovich; an award of 75,000 restricted common shares for Mr. Blocher; and an award of 65,000 restricted common shares for Ms. Gallagher, each of which were granted on January 13, 2016 and vest in one-quarter increments on the second through fifth anniversaries of the date of grant.

Compensation Structure Highlights

The following is an overview of the highlights of our compensation structure, and the fundamental compensation policies and practices we do and do not use.

WHAT WE DO

✓	Pay for Performance. We provide alignment between pay and performance by linking a meaningful portion of total compensation to the achievement of multiple operational and strategic goals through our short-term incentive program, as well as rigorous absolute and relative shareholder return goals through our long-term incentive program.

✓	Balanced Compensation. We balance overall compensation by linking some portions of pay to annual performance goals and some portions (particularly long-term incentive compensation) to multi-year performance goals.

✓	Performance-Based Awards Include Additional Time-Based Vesting Component to Enhance Retention. We require that awards earned for performance over a multi-year period are subject to additional three-year time-based vesting after the performance period to enhance retention.

✓	Double-Trigger Severance Payments. Under our executives’ employment agreements, a “change in control” by itself is not sufficient to trigger severance payments — it must also be accompanied by a qualifying termination.

✓	Clawback Policy. We have a clawback policy that provides for the recoupment of performance-based compensation if an officer engaged in fraud or willful misconduct that caused or otherwise contributed to a requirement for any restatement of Company’s financials.

✓	Share Ownership Guidelines. We have share ownership guidelines for our CEO, executive vice presidents and trustees.

✓	Independent Compensation Consultant. The compensation committee retained FPL Associates, a nationally recognized compensation consulting firm, to review and provide recommendations regarding our executive compensation program.

✓	Compensation Risk Assessments. We conduct annual compensation risk assessments to ensure the executive compensation program does not encourage excessively risky behaviors.

WHAT WE DON’T DO

No Guaranteed Annual Salary Increases or Minimum Bonuses. We do not guarantee annual salary increases (salary increases are made only in the discretion of the compensation committee), nor do we pay guaranteed minimum bonuses.

No Dividends Paid on Unearned Performance-Based Restricted Shares. Under our current plans, dividends on performance-based restricted shares will not be paid unless and until the shares vest.

No Compensation Targets Above Median of Peer Group. The target compensation levels set by our compensation committee for each of our named executive officers are not set above the median levels set for named executive officers by other companies in our peer group.

No Excise Tax Gross-Ups. In connection with our executives’ new employment agreements, which were executed in January 2016, we eliminated any remaining 280G gross-up provisions from prior employment arrangements.

No Excess Perquisites. We provide no perquisites or other personal benefits to the named executive officers that are not available to all employees of the Company.

Limited Retirement and Benefit Plans. We do not maintain any defined benefit or supplemental retirement plans.

No Repricing Underwater Options and Share Appreciation Rights. We do not allow for repricing or buyouts of underwater options or share appreciation rights.

No Pledging of Our Securities. None of our named executive officers or trustees are permitted to pledge our common shares or OP Units for margin or other loans.

No Hedging of Our Securities. Our anti-hedging policy (contained within our Insider Trading Policy) prohibits our trustees, officers (including our named executive officers) and directors from engaging in the following transactions: (i) hedging or monetization transactions involving our securities; (ii) trading in options, puts, calls or other derivative instruments involving our securities; (iii) short sales of our securities; and (iv) purchasing our securities on margin.

Summary of Realized Compensation

The accompanying table presents the total direct compensation actually realized by our current named executive officers for performance in 2015, 2014 and 2013, as compared to the total available compensation for such officers at the target level. The table presents equity incentive awards in the year to which the performance relates, which may be different than what is required by the rules of the SEC for the Summary Compensation Table. We believe this supplemental information is important since the vast majority of reported compensation is only awarded and realizable if the Company meets or exceeds the applicable operational performance and total shareholder return measures. As illustrated by the table below, the value actually realized differs significantly from the total compensation available to be earned by each named executive officer at the target level.

Total Direct Compensation(1) Earned For Performance Years 2015, 2014 and 2013

					Long-Term Incentive Compensation
Named Executive Officer	Year	Total Available Compensation at Target(2)	Realized Salary	Realized Short- Term Incentive Compensation(3)	Realized Time- Based Restricted Stock(4)	Realized Performance- Based Restricted Stock(5)	Total Realized Direct Compensation	Percentage of Available Compensation Earned(7)
Robert Milkovich(6)(7)	2015	$1,316,095	$387,212	$336,162	$240,712	$0	$964,086	73%
	2014	$1,180,000	$204,249	$290,745	$220,000	$0	$714,994	73%
Andrew Blocher	2015	$1,236,188	$380,588	$312,552	$220,000	$0	$913,140	74%
	2014	$1,217,440	$370,800	$308,024	$220,000	$0	$898,824	74%
	2013	$1,198,000	$360,000	$280,920	$220,000	$0	$860,920	72%
Samantha Gallagher(7)	2015	$1,100,219	$326,219	$270,005	$204,000	$0	$800,224	73%
	2014	$1,015,000	$63,288	$52,573	$190,000	$0	$305,861	73%

(1)	Total direct compensation consists of (a) the actual base salary earned for the indicated year, (b) the short-term incentive compensation earned for the indicated year that was paid in the following year, (c) the grant-date fair value of time-based restricted stock awards earned under the 40% fixed portion of the long-term incentive compensation program (the “LTI Program”) for the indicated year, which award is granted in the following year, and (d) the grant-date fair value of performance-based restricted stock awards earned under the LTI Program for the three-year performance period ending on December 31 of the indicated year, which award is granted (if earned) in the following year.
(2)	Represents the total potential compensation (shown on an annualized basis in 2014 for Mr. Milkovich and Ms. Gallagher, as each joined the Company in 2014) that may be received by each executive officer based on all elements of compensation and, in the case of incentive compensation, at the target level.
(3)	Short-term incentive compensation earned for the indicated year paid in the following year. Achievement of the awards was based on pre-established corporate, departmental and/or individual goals, the latter two which vary for each named executive officer.
(4)	Represents the grant-date fair value of time-based restricted share awards granted to each named executive officer under the 40% fixed portion of the LTI Program on February 16, 2016, February 17, 2015 and February 18, 2014 for the 2015, 2014 and 2013 plan year, respectively, which awards vest over a subsequent three-year period.
(5)	Represents the grant-date fair value of performance-based restricted share awards earned by the named executive officers under the LTI Program for the 2015, 2014 and 2013 plan years, as applicable. Since none of the performance metrics were achieved, none of the performance-based awards were earned and the value shown is $0. If earned, the awards would have been subject to vesting in equal installments over a subsequent three-year period.
(6)	Mr. Milkovich was appointed President and Chief Executive Officer on November 8, 2015, and has served as Chief Operating Officer since joining the Company in June 2014. The “Realized Salary” reflected above for 2015 represents the base salary actually earned with respect to 2015 (taking into account the increase in his annualized base salary from $360,500 to $550,000, effective as of his promotion on November 8, 2015). The “Realized Short-Term Incentive Compensation” reflected above for 2015 represents the aggregate amount of Mr. Milkovich’s award amount (which was increased in connection with his promotion), with his target award for 2015 being calculated as follows: (i) an 80% target of his previous base salary of $360,500 for the period from January 1, 2015 to November 7, 2015; and (ii) a 100% target of his base salary of $550,000 for the period from November 8, 2015 to December 31, 2015. The “Realized Long-Term Incentive Compensation” reflected above for 2015 represents the aggregate value of the award granted to Mr. Milkovich under the LTI Program for the 2015 plan year (the target amount of which was increased in connection with his promotion), with his target amount under the LTI Program being prorated among the following two components: (i) an LTI Program target amount of $550,000 for the portion of the 2015 plan year from January 1, 2015 to November 7, 2015; and (ii) an LTI Program target amount of $900,000 for the period of the 2015 plan year from November 8, 2015 to December 31, 2015.
(7)	Mr. Milkovich and Ms. Gallagher joined the Company in June and October 2014, respectively. The “Realized Salary” and “Realized Short-Term Incentive Compensation” reflected above for 2014 represent the prorated amount of base salary and short-term incentive compensation actually paid to Mr. Milkovich and Ms. Gallagher, as applicable, with respect to 2014. For comparative purposes, the percentages of available compensation earned for Mr. Milkovich and Ms. Gallagher for 2014 are shown on an annualized basis. The amounts reflected for Mr. Milkovich and Ms. Gallagher in 2014 do not reflect the one-time sign-on cash payment and grant of restricted common shares that were provided to Mr. Milkovich and Ms. Gallagher, as applicable, to replace compensation and other benefits from the applicable prior employer that each such executive was required to forfeit in order to join the Company (as they did not relate to prior performance). However, such amounts are reported in the Summary Compensation Table for 2014 in accordance with the applicable SEC rules.

Alignment of Pay with Performance

Our compensation program provides significant alignment between pay and performance by linking a meaningful portion of total compensation to the achievement of operational and strategic goals through our short-term incentive program, as well as rigorous absolute and relative shareholder return goals through our long-term incentive program. In 2015, 52% of our current named executive officers’ total target compensation was performance-based and not guaranteed and 48% was fixed (including base salary and time-based restricted share grants under our LTI Program, the latter of which vest over a three-year period, with the ultimate value subject to our share performance). As illustrated in the table set forth below, during a period of time when our stock has been underperforming, our current named executive officers’ performance-based compensation has been significantly below targeted levels, thereby demonstrating an alignment between executive compensation and performance.

Named Executive Officer	Year	Total Target Performance- Based Compensation(1)	Total Realized Performance- Based Compensation(2)	Percentage of Target Performance-Based Compensation Earned
Robert Milkovich	2015	$688,171	$336,162	49%
	2014	$610,000	$290,745	48%
Andrew Blocher	2015	$635,600	$312,552	49%
	2014	$626,640	$308,024	49%
	2013	$618,000	$280,920	45%
Samantha Gallagher(3)	2015	$570,000	$270,005	47%
	2014	$525,000	$249,210	47%

(1)	Includes the target amount of the short-term incentive compensation award, which is entirely subject to the achievement of annual performance goals, and the performance-based portion of the restricted share awards (at target) under our LTI Program, which is entirely subject to performance metrics based on absolute and relative shareholder return.
(2)	Represents (i) the short-term incentive compensation earned for the indicated year, which was paid in the following year and (ii) the grant-date fair value of performance-based restricted share awards earned by the named executive officers under the LTI Program for the 2015, 2014 and 2013 plan years, as applicable. Since none of the performance metrics were achieved, none of the performance-based awards were earned and the value reflected in the table above is $0.
(3)	Ms. Gallagher joined the Company in October 2014. Pursuant to the terms of her employment offer letter, her short-term incentive award for 2014 was prorated (based on an annualized award of $249,210). For comparative purposes, the “Total Target Performance-Based Compensation” and “Total Realized Performance-Based Compensation” for Ms. Gallagher for 2014 are shown on an annualized basis.

Process for Setting Executive Officer Compensation

Role of the Compensation Committee

The Compensation Committee is responsible for designing and administering our executive officer compensation program. Among other duties, the Compensation Committee is responsible for the following:

•	reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives, and recommending to the independent members of the Board of Trustees the total compensation of the Chief Executive Officer; and

•	reviewing and approving the total compensation of our other executive officers, including equity-based awards, based on the recommendations of the Chief Executive Officer.

The Compensation Committee is supported in its work by an executive compensation consultant, as described below. The Compensation Committee’s charter, which sets out its duties and responsibilities and addresses other matters, can be found on our website at www.first-potomac.com, under the section, “Investors — Corporate Governance.” Information on or accessible through our website is not and should not be considered part of this proxy statement.

Role of the Chief Executive Officer

Within the framework of the compensation programs approved by the Compensation Committee and based on management’s review of market competitive positions, each year our Chief Executive Officer meets with the Compensation Committee to discuss his specific recommendations regarding the base salary, short-term incentive compensation and long-term incentive compensation of each of our named executive officers and provide further insight and details of each executive officer’s performance.

The Compensation Committee believes it is valuable to consider the recommendations of the Chief Executive Officer with respect to these matters because, given his knowledge of our operations, the real estate industry generally and our markets in particular, and the day-to-day responsibilities of such named executive officers, he is in a unique position to provide the Compensation Committee perspective into the most appropriate measures and goals in light of our business at a given point in time. However, the Compensation Committee makes all final determinations on issues within the scope of its authority, including with respect to executive officer compensation.

Role of the Compensation Consultant

The Compensation Committee has retained FPL Associates (“FPL”) to serve as its independent compensation consultant. FPL reports directly to the Compensation Committee for all services related to executive officer compensation. The assigned consultant from FPL generally attends meetings of the Compensation Committee; however, the Compensation Committee makes all decisions regarding the compensation of our named executive officers.

In selecting its compensation consultants, the Compensation Committee considered the independence of such consultants in accordance with the standards of the NYSE, any applicable rules and regulations of the SEC and other applicable laws relating to independence of advisors and consultants. The Compensation Committee has analyzed the work of FPL and has determined that FPL’s work does not raise any conflicts of interest. FPL and its affiliates do not provide any services or products to the Company or management without the approval of the Chairperson of the Compensation Committee. To date, no such services or products have been provided to us by FPL, and there are no business or personal relationships that raise the possibility of a conflict of interest between FPL or its affiliates, on the one hand, and the Compensation Committee or the Company, on the other hand.

Peer Group Analysis

The Compensation Committee reviews the potential total compensation package for each of the executive officers against a pre-selected peer group consisting of other publicly traded REITs, based on data compiled by FPL. Consistent with the objectives of the Company’s executive compensation program, the Compensation Committee compares executive officer compensation against these peer companies (“benchmarking analysis”) to ensure that the Company attracts and retains highly qualified executive officers by providing a total compensation package that is competitive with those provided by the Company’s peers.

FPL assisted the Compensation Committee in selecting the Company’s peer group, based on a methodology utilizing the following primary factors: (i) focus on office operations or a hybrid portfolio that includes office properties; (ii) a presence in the Mid-Atlantic region; and/or (iii) similarity in size in terms of total market capitalization. Based on all of the foregoing factors, in arriving at fiscal 2015 compensation opportunities, FPL analyzed compensation practices within the following peer group of REITs, which is listed below:

Peer Group for 2015 Compensation

Campus Crest Communities, Inc.

Cedar Realty Trust, Inc.

Corporate Office Properties Trust

Cousins Properties Incorporated

DuPont Fabros Technology, Inc.

EastGroup Properties, Inc.

Excel Trust, Inc.

Hersha Hospitality Trust

Hudson Pacific Properties, Inc.

Kite Realty Group Trust

Medical Properties Trust, Inc.

Parkway Properties, Inc.

Pebblebrook Hotel Trust

PS Business Parks, Inc.

Ramco-Gershenson Properties Trust

Washington Real Estate Investment Trust

In 2015, the Compensation Committee reviewed compensation data for executives at the peer companies with positions comparable to those held by the named executive officers. This data consisted of base salary, annual cash incentive award and equity award information (the latter two components on an actual and target basis), as well as total remuneration paid by each of the peer companies based on proxy statements and Form 4 filings (which reflect the latest comprehensive data publicly available), as well as FPL’s proprietary database, which also includes data from the NAREIT Compensation Survey (which FPL conducts). FPL’s analysis concluded that the peer companies generally have compensation programs comparable to ours, with annual bonuses typically in the form of cash and long-term compensation typically in the form of performance-based equity awards with additional time-based vesting. The Compensation Committee’s philosophy is to focus on the median levels of compensation within the peer group for setting pay; however, the Compensation Committee does not specifically target a percentile for benchmarking purposes and actual compensation paid may fluctuate above/below the median of the peer group based on the Company’s performance and achievement of the goals established by the Compensation Committee for the executive officers. The Compensation Committee expects to review the peer group on an annual basis and make changes as warranted and deemed appropriate by the Compensation Committee.

On a target basis, using the award opportunities established under the LTI Program, total target compensation for the named executive officers ranked near the peer group median, but actual compensation will fluctuate based on the absolute and relative total shareholder return hurdles established under the LTI Program, as well as performance under the hurdles established under the short-term incentive plan. See the table above titled Total Direct Compensation Earned For Performance Years 2015, 2014 and 2013 under “— Executive Summary — Summary of Realized Compensation”.

Results of 2015 Advisory Vote on Executive Compensation

We provide our shareholders an annual opportunity to indicate whether they support our compensation practices for our named executive officers. As previously reported, there was strong support by shareholders at our 2015 Annual Meeting of Shareholders for the compensation program, with 94% of the votes cast on the “say-on-pay” proposal in favor of the advisory vote to approve our named executive officer compensation for 2014. The Compensation Committee appreciates and values the views of our shareholders. In considering the results of this most recent advisory vote on executive compensation, the Compensation Committee concluded that the executive compensation program, which was significantly revised in 2013 to more closely align executive compensation with performance, has strong shareholder support. Accordingly, no significant changes were made to the executive compensation program as a result of the advisory vote.

At the Annual Meeting, we will again hold an annual advisory vote by shareholders (the “say-on-pay” proposal) to approve the compensation of our named executive officers for 2015. The Compensation Committee will continue to consider the results from this year’s and future advisory votes on named executive officer compensation, as well as informal feedback from shareholders.

Principal Components of Named Executive Officer Compensation

For the fiscal year ended December 31, 2015, the principal components of our compensation program for the named executive officers were:

•	base salary;

•	short-term incentive compensation; and

•	long-term incentive compensation.

Each component of the compensation program is described in further detail below.

Base Salary

Policy and Process. Base salary, which under our compensation program is market-derived and market-driven, represents the fixed component of our executive officer compensation program paid in cash. The main purpose of base salary compensation is to provide salary levels sufficient to attract and retain executive officers. Base salary is targeted to be approximately 30% or less of total target annual compensation opportunity for each of the executive officers. The actual percentages will vary from year to year based on each executive officer’s performance within that year. Because one of the primary objectives of our executive officer compensation program is to instill an ownership mentality in the executive officers, the base salary component constitutes a smaller percentage of total compensation than incentive-based compensation.

On an annual basis, the Compensation Committee reviews the base salary of each of the executive officers and considers adjustments to place executive officer base salary in a position approximately equal to the median base salary paid to similarly situated executives of the peer group companies. In making this determination, the Compensation Committee reviews an analysis performed by the Company’s compensation consultant of the base salaries paid to comparable executives in our peer group. In making its final determination of the base salary to be paid to an executive officer, the Compensation Committee also takes into consideration the responsibilities and individual performance of the executive officer, the contribution of the executive officer to the achievement of the Company’s goals, the experience of the executive officer and, for all but the Chief Executive Officer, the Chief Executive Officer’s recommendations. The Compensation Committee reviews and establishes base pay during the first quarter of each year, after reviewing the performance of the Company and each executive officer in the prior fiscal year.

2015 and 2016 Base Salaries. In February 2015, the Compensation Committee approved base salary increases of approximately 3% for Messrs. Milkovich and Blocher, and approximately 10.0% for Ms. Gallagher, each effective February 16, 2015. In the case of Messrs. Donatelli and Smith, the Compensation Committee approved 3% base salary increases to $618,000 and $350,000, respectively, each effective as of February 16, 2015. On November 8, 2015, Mr. Milkovich was promoted to the roles of President and Chief Executive Officer. In connection with his promotion, the Compensation Committee recommended, and the Board of Trustees approved, an increase in Mr. Milkovich’s base salary from $360,500 to $550,000, effective as of November 8, 2015. In February 2016, the Compensation Committee approved base salary increases of approximately 5% for Mr. Blocher and Ms. Gallagher, each effective February 15, 2016. Mr. Milkovich’s base salary for 2016 remained the same, as it was established in connection with his promotion in November 2015. Mr. Milkovich’s base salary for 2016 represents an 11% decrease from the 2015 salary of Mr. Donatelli, the Company’s former Chief Executive Officer.

The following table sets forth the base salaries for our current named executive officers for 2015 and 2016:

Named Executive Officer	2015 Base Salary (effective 2/16/2015)	2015 Base Salary (effective 11/8/2015)	2016 Base Salary (effective 2/15/2016)	Percent Increase from 2015
Robert Milkovich(1)	$360,500	$550,000	$550,000	—%
Andrew Blocher	$382,000	—	$401,100	5%
Samantha Gallagher	$330,000	—	$346,500	5%

(1)	Mr. Milkovich was promoted to President and Chief Executive Officer on November 8, 2015 and, in connection with his promotion, the Compensation Committee approved an increase in his salary to $550,000, effective as of November 8, 2015.

The Compensation Committee believes the base salary increases for the named executive officers are within market for their respective peer groups, and recognize the increase in responsibilities of the executive officers in light of the leadership transition and the execution of the Company’s strategic plan announced in February 2016.

Short-Term Incentive Compensation

Policy and Process. Short-term incentive awards are designed to encourage our executive officers to pursue annual goals that will inure to the benefit of our Company and shareholders in both the short- and long-term. Short-term incentive awards are intended to reward executive officers whose contributions improve the operational performance of our existing portfolio and the Company, enhance short-term strategic goals and generate new business opportunities and investments, all of which are intended to create shareholder value.

For 2015, the Compensation Committee initially set the overall short-term incentive award targets at 80% of Messrs. Milkovich and Blocher’s and Ms. Gallagher’s 2015 base salary (in each case assuming 100% achievement of departmental and individual goals, as applicable). In connection with Mr. Milkovich’s promotion to President and Chief Executive Officer in November 2015, the Compensation Committee recommended, and the Board of Trustees approved, an increase in Mr. Milkovich’s short-term incentive award target, such that his target award for 2015 is calculated as follows: (i) an 80% target of his previous base salary of $360,500 for the period from January 1, 2015 to November 7, 2015; and (ii) a 100% target of his base salary of $550,000 for the period from November 8, 2015 to December 31, 2015. The short-term incentive award target set in connection with Mr. Milkovich’s promotion represents a 41% decrease from the 2015 short-term incentive award target set for Mr. Donatelli, the Company’s former Chief Executive Officer (which was set at 150% of Mr. Donatelli’s 2015 base salary). Messrs. Donatelli and Smith were not eligible for short-term incentive compensation for 2015 because they separated from the Company in November 2015. In connection with their separation from the Company, Messrs. Donatelli and Smith received the amounts described below under “— Employment and Related Agreements — Separation Agreements.” The following table sets forth the 2015 short-term incentive award targets for our current named executive officers:

Named Executive Officer	2015 Base Salary	Short-Term Incentive Award Target (% of Base Salary)
Robert Milkovich (11/8/15 – 12/31/15)	$550,000	100%
Robert Milkovich (1/1/15 – 11/7/15)	$360,500	80%
Andrew Blocher	$382,000	80%
Samantha Gallagher	$330,000	80%

The Compensation Committee determines short-term incentive awards during the first quarter following the fiscal year end to which such awards pertain after a review of our Company’s and the executive’s actual performance. For 2015, short-term incentive compensation was targeted based on results in the following three performance categories: (i) a corporate performance component; (ii) a departmental/functional component; and (iii) an individual performance component. The corporate performance component was divided into five corporate performance goals: (i) core funds from operations, or Core FFO, per share; (ii) aggregate acquisitions/dispositions; (iii) new leasing activity; (iv) year-end 2015 occupancy; and (v) same-property net operating income, or NOI, growth. The weighting given to each of the three categories, and to the corporate performance goals within the corporate performance component, for the current named executive officers was as follows:

Named Executive Officer	Corporate Performance at Target					Department Performance	Individual Performance	Total
	Core FFO	Acquisitions/ Dispositions	New Leasing	Year-End Occupancy	Same-Property NOI Growth
Robert Milkovich 11/8/15 – 12/31/15	15%	15%	15%	15%	15%	0%	25%	100%
Robert Milkovich 1/1/15 – 11/7/15	8%	8%	8%	8%	8%	40%	20%	100%
Andrew Blocher	8%	8%	8%	8%	8%	40%	20%	100%
Samantha Gallagher	8%	8%	8%	8%	8%	40%	20%	100%

Within each of the five corporate performance goals (Core FFO, aggregate acquisitions/dispositions, new leasing activity, year-end occupancy, and same-property NOI growth), the Compensation Committee established the following threshold, target and stretch performance goals:

Corporate Performance Goal	50% Threshold	100% Target	150% Stretch	Actual 2015 Results
Core FFO Per Share(1)	$0.92	$0.95	$0.98	$1.02
Acquisitions/Dispositions	$150,000,000	$200,000,000	$250,000,000	$135,100,000
New Leasing Activity	275,000 square feet	375,000 square feet	450,000 square feet	395,151 square feet
Year-End Occupancy	89.0%	90.0%	91.0%	90.3%
Same-Property NOI Growth(2)	2.4%	2.9%	3.4%	4.8%

(1)	Funds from operations, or FFO, represents net income (loss) (computed in accordance with GAAP), excluding gains (losses) on sales of rental property and impairments of rental property, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. The Company also excludes from its FFO calculation the impact related to third parties from its consolidated joint venture. The Company computes FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). Core FFO excludes certain items from FFO that are not indicative of the results provided by the Company’s operating portfolio and affect the comparability of the Company’s period-over-period performance, including, but not limited to, gains and losses on the retirement of debt, personnel separation costs, contingent consideration charges, acceleration of deferred abatement and straight-line amortization, gains on the receipt of yield maintenance payments from the prepayment of a note receivable and acquisition costs. The Company presents Core FFO per diluted share calculations based on the outstanding diluted common shares of the Company plus outstanding OP Units.
(2)	The Company defines Same-Property Net Operating Income, or Same-Property NOI, as property revenues (rental and tenant reimbursements and other revenues) less property operating expenses (real estate taxes, property operating and insurance expenses) from the consolidated properties owned by us and in-service for the entirety of the periods presented. Same-Property NOI is a primary performance measure we use to assess the results of operations at our properties. The Same-Property NOI results exclude the collection of termination fees, as these items vary significantly period-over-period, thus impacting trends and comparability. Same-Property NOI includes a normalized management fee percentage in lieu of an administrative overhead allocation for comparative purposes. Also, we eliminate depreciation and amortization expense, which are property-level expenses, in computing Same-Property NOI as these are non-cash expenses that are based on historical cost accounting assumptions and do not offer the investor significant insight into the operations of the property. This presentation allows management and investors to distinguish whether growth or declines in net operating income are a result of increases or decreases in property operations or the acquisition of additional properties.

If the performance level is between two of these identified levels of performance (i.e., between threshold and target or between target and stretch), the actual amount of the award that is earned will be “interpolated” using the two identified levels of performance.

Consistent with the Company’s strategic and capital plan, the corporate performance goals established by the Compensation Committee were designed to support lease-up of the core portfolio and the Company’s previously disclosed capital recycling strategy, while meeting Core FFO and Same-Property NOI Growth measures. In addition, the goals were established with sufficient rigor to drive operating performance and results. In particular, the target levels of each corporate performance measure were in line with our budget.

Actual Payouts for 2015. During the first quarter of 2016, actual results under the measures for the corporate performance component were determined against the 2015 annual corporate performance goals. The following tables show the potential payouts of the corporate performance component of the 2015 annual short-term incentive award targets established by the Compensation Committee for each of Messrs. Milkovich and Blocher and Ms. Gallagher at various levels of (i) Core FFO per share, (ii) Acquisitions/Dispositions, (iii) New Leasing Activity, (iv) Year-End Occupancy, and (v) Same-Property NOI Growth, and the actual payouts with respect to each specific goal within the corporate performance component based on our 2015 results. In 2015, we achieved the following results: Core FFO of $1.02 per share, exceeding the 150% stretch goal; aggregate Acquisitions/Dispositions of $135,100,000, failing to meet the 50% threshold goal; New Leasing Activity of 395,151 square feet, achieving between the 100% target and the 150% stretch goal and resulting in a payout of 113.4% of the target amount; Year-End Occupancy of 90.3%, achieving between the 100% target and the 150% stretch goal and resulting in a payout of 115.0% of the target amount; and Same-Property NOI Growth of 4.8%, exceeding the 150% stretch goal.

	Potential Payout Core FFO Per Share
Named Executive Officer	Core FFO Below $0.92	Core FFO at $0.92	Core FFO at $0.95	Core FFO at $0.98	Actual Payout Based on Results
Robert Milkovich (11/8/15 – 12/31/15)(1)	$0	$6,103	$12,205	$18,308	$18,308
Robert Milkovich (1/1/15 – 11/7/15)(1)	$0	$9,829	$19,659	$29,488	$29,488
Andrew Blocher	$0	$12,224	$24,448	$36,672	$36,672
Samantha Gallagher	$0	$10,560	$21,120	$31,680	$31,680

	Potential Payout Acquisitions/Dispositions
Named Executive Officer	Less than $150,000,000	$150,000,000	$200,000,000	$250,000,000	Actual Payout Based on Results
Robert Milkovich (11/8/15 – 12/31/15)(1)	$0	$6,103	$12,205	$18,308	$0
Robert Milkovich (1/1/15 – 11/7/15)(1)	$0	$9,829	$19,659	$29,488	$0
Andrew Blocher	$0	$12,224	$24,448	$36,672	$0
Samantha Gallagher	$0	$10,560	$21,120	$31,680	$0

	Potential Payout New Leasing Activity
Named Executive Officer	Less than 275,000 Square Feet	275,000 Square Feet	375,000 Square Feet	450,000 Square Feet	Actual Payout Based on Results
Robert Milkovich (11/8/15 – 12/31/15)(1)	$0	$6,103	$12,205	$18,308	$13,845
Robert Milkovich (1/1/15 – 11/7/15)(1)	$0	$9,829	$19,659	$29,488	$22,300
Andrew Blocher	$0	$12,224	$24,448	$36,672	$27,732
Samantha Gallagher	$0	$10,560	$21,120	$31,680	$23,957

	Potential Payout Year-End Occupancy
Named Executive Officer	Less than 89.0%	89.0%	90.0%	91.0%	Actual Payout Based on Results
Robert Milkovich (11/8/15 – 12/31/15)(1)	$0	$6,103	$12,205	$18,308	$14,036
Robert Milkovich (1/1/15 – 11/7/15)(1)	$0	$9,829	$19,659	$29,488	$22,607
Andrew Blocher	$0	$12,224	$24,448	$36,672	$28,115
Samantha Gallagher	$0	$10,560	$21,120	$31,680	$24,288

	Potential Payout Same-Property NOI Growth
Named Executive Officer	Less than 2.4%	2.4%	2.9%	3.4%	Actual Payout Based on Results
Robert Milkovich (11/8/15 – 12/31/15)(1)	$0	$6,103	$12,205	$18,308	$18,308
Robert Milkovich (1/1/15 – 11/7/15)(1)	$0	$9,829	$19,659	$29,488	$29,488
Andrew Blocher	$0	$12,224	$24,448	$36,672	$36,672
Samantha Gallagher	$0	$10,560	$21,120	$31,680	$31,680

(1)	In connection with Mr. Milkovich’s promotion to President and Chief Executive Officer in November 2015, Mr. Milkovich’s short-term incentive award for 2015 was calculated based on the following proration: (i) an 80% target of his previous base salary of $360,500 for the period from January 1, 2015 to November 7, 2015; and (ii) a 100% target of his base salary of $550,000 for the period from November 8, 2015 to December 31, 2015. The amounts set forth in the tables above reflect the total prorated payouts to Mr. Milkovich based on the foregoing calculation.

The Compensation Committee, in its discretion and upon Mr. Milkovich’s recommendation (with respect to Mr. Blocher and Ms. Gallagher), evaluated the departmental performance for each of Mr. Blocher and Ms. Gallagher, and the individual performance for all three current named executive officers. Factors considered in determining departmental and individual performance included, among other things, (i) providing leadership to their respective departments and the Company as a whole, (ii) formulating and implementing the Company’s strategic plans, (iii) promoting the Company’s overall mission, (iv) contributing to and promoting the Company’s reputation in the greater Washington D.C. community, (v) negotiating and consummating dispositions in furtherance of the Company’s strategy, (vi) aligning property-level and corporate-level strategies, (vii) improvements in tenant satisfaction and retention, (viii) investor outreach, (ix) participation in industry events and (x) executing the successful leadership transition. Based on their evaluation (and, with respect to Mr. Blocher and Ms. Gallagher, on Mr. Milkovich’s recommendations), the Compensation Committee determined that Messrs. Milkovich and Blocher and Ms. Gallagher each achieved 100% of their departmental and individual goals.

Based on the Compensation Committee’s evaluation of departmental and individual performance discussed above, and the corporate performance results set forth above, the short-term incentive awards for the named executive officers for 2015 were as follows:

Named Executive Officer	2015 Actual Short- Term Incentive Award Payout	Percent of Target Potential
Robert Milkovich	$336,162	103%
Andrew Blocher	$312,552	102%
Samantha Gallagher	$270,005	102%

Long-Term Incentive Compensation

Policy and Process. The third component of executive officer compensation is targeted toward providing rewards for long-term performance. The Compensation Committee believes that long-term incentive awards are the component of executive officer compensation best suited to promote executive officer retention and closely align the interests of the executive officers with our shareholders’ interests. Accordingly, at the target level, long-term incentive awards constitute the highest targeted percentage of any of the compensation components paid to the executive officers.

Long-Term Incentive Compensation Program. We believe that outstanding long-term performance is achieved through an ownership culture that encourages a focus on long-term performance by our executive officers through the use of equity-based awards. In particular, the Compensation Committee and the Board feel that one way to align the Company’s strategy with the executive long-term incentive compensation is to tie the awards directly to the returns provided to our shareholders. As such, long-term incentive awards are made annually under our long-term incentive compensation program (the “LTI Program”), which awards are currently granted under the 2009 Plan. Under the LTI Program, for each fiscal year covered by the program, participants’ annual long-term incentive awards are broken into two parts, each of which are made in the first quarter of the following fiscal year: (i) 40% of the award is fixed based on the aggregate target amount of the award; and (ii) the balance of the award (60%) is determined based on performance metrics set by the Compensation Committee at the beginning of the performance period. Once earned (upon achieving the performance metrics, if applicable), long-term incentive grants will be made in the form of restricted shares that vest ratably over a three-year period in order to enhance the retention aspect of the LTI Program. Since the performance-based component of the award is not made unless and until the performance metrics have been met, dividends will not be paid on any unearned performance-based restricted shares. Only after achieving the performance metrics will dividends be paid on the awarded restricted shares. The number of shares awarded to each individual will be determined by dividing the dollar amount of the award by the closing price of our common shares on the NYSE on the date of the grant.

With respect to the performance-based portion of the LTI Program, for the 2014 plan year (which awards would have been made in the first quarter of 2015, if performance met or exceeded the threshold requirements), performance was measured over a two-year period from January 1, 2013 – December 31, 2014. For the 2015 plan year (which awards would have been made in the first quarter of 2016, if performance met or exceeded the threshold requirements), performance was measured over a three-year period from January 1, 2013 – December 31, 2015. A visual illustration of the performance-based portion of the LTI Program is provided below.

	Period Beginning January 1, 2013	Q1 2014	Q1 2015	Q1 2016	Q1 2017	Q1 2018	Q1 2019
2014 Plan Year	2-Year Performance Period		Granted if earned	1/3 of granted vest	1/3 of granted vest	1/3 of granted vest

2015 Plan Year	3-Year Performance Period			Granted if earned	1/3 of granted vest	1/3 of granted vest	1/3 of granted vest

In the first quarter of each applicable year, the Compensation Committee reviews and establishes the aggregate amount of the target long-term incentive award under the LTI Program for each of the executive officers for the coming year. For the 2014 and 2015 plan years, the Compensation Committee approved the following target amounts for the long-term incentive awards for the current named executive officers:

	Plan Year	Aggregate Amount of Target LTI Award	Fixed Portion of LTI Award (40% of Aggregate Target LTI)	Performance Portion of LTI Award
Named Executive Officer				Threshold	Target	Stretch
Robert Milkovich(1)	2015	$601,781	$240,712	$180,534	$361,069	$541,603
	2014	$550,000	$220,000	$165,000	$330,000	$495,000
Andrew Blocher	2015	$550,000	$220,000	$165,000	$330,000	$495,000
	2014	$550,000	$220,000	$165,000	$330,000	$495,000
Samantha Gallagher	2015	$510,000	$204,000	$153,000	$306,000	$459,000
	2014	$475,000	$190,000	$142,500	$285,000	$427,500

(1)	In connection with Mr. Milkovich’s promotion to President and Chief Executive Officer in November 2015, the target amount of Mr. Milkovich’s long-term incentive award was increased for 2015, with his target amount under the LTI Program being prorated among the following two components: (i) an LTI Program target amount of $550,000 for the portion of the 2015 plan year from January 1, 2015 to November 7, 2015; and (ii) an LTI Program target amount of $900,000 for the period of the 2015 plan year from November 8, 2015 to December 31, 2015 (which represents an 18% decrease from the 2015 LTI Program target set for the Company’s former Chief Executive Officer). The amounts for Mr. Milkovich set forth above for 2015 reflect the prorated target amounts based on the foregoing calculation.

The performance metrics used for the performance component under the LTI Program for the 2014 and 2015 plan years and the performance actually achieved for such plan years (measured over a compounded annualized two-year period for the 2014 plan year and a compounded annualized three-year period for the 2015 plan year) are set forth below:

Performance Metrics	Award Weighting	Threshold	Target	Stretch	Actual Performance for 2014 Plan Year (Annualized Two- Year Period)	Actual Performance for 2015 Plan Year (Annualized Three- Year Period)
Relative Shareholder Return — Total Shareholder Return(1) vs. RMS	50%	-300 bps	0 bps	+300 bps	-1,093 bps	-896 bps
Absolute Total Shareholder Return(1)	50%	7.00%	10.00%	13.00%	4.66%	2.10%

Percent of Performance Portion of Award Earned		50%	100%	150%	0%	0%

(1)	Total shareholder return takes into account the change in share price and assumes all dividends are reinvested in our common shares.

If the performance level is between two of these identified levels of performance (i.e., between threshold and target or between target and stretch), the actual amount of the award that is earned will be “interpolated” using the two identified levels of performance. If performance falls below the threshold requirements, no awards will be earned under this portion of the LTI Program.

We believe that relative shareholder return and absolute total shareholder return are appropriate metrics to use for rewarding long-term performance. The relative shareholder return metric reflects how well we have performed for our shareholders as compared to the MSCI US REIT Index (“RMS”), which is a widely used and accepted index that reflects the performance of the REIT sector as a whole. Absolute total shareholder return measures value created for our shareholders regardless of the performance of the REIT sector as a whole.

In February 2015 and 2016, in evaluating the performance component of the proposed annual award for the 2014 and 2015 plan years, respectively, based on actual Relative Shareholder Return and Absolute Total Shareholder Return, the Compensation Committee determined that actual performance was below the threshold level for both of the performance metrics set forth in the table above. As such, the Compensation Committee did not award any restricted shares to the named executive officers pursuant to the performance component of the annual award under the LTI Program for the 2014 or 2015 plan years. Therefore, in accordance with the terms of the LTI Program, each named executive officer received only the fixed portion of their long-term incentive award for the 2014 and 2015 plan years. The following table shows the potential payout at the target amount of the long-term incentive award under the LTI Program for the 2014 and 2015 plan years, and the actual amount of the long-term incentive awards for the 2014 and 2015 plan years (based on actual results, as measured over a two-year period for the 2014 plan year and a three-year period for the 2015 plan year) for each of the named executive officers:

Named Executive Officer	Plan Year	Potential Award Amount at LTI Target	Actual Amount of Fixed Portion of LTI Award (40% of Aggregate Target LTI)	Actual Amount of Performance Portion of LTI Award (Performance Levels Not Achieved)	Actual Award Amount as a Percentage of Target
Robert Milkovich(1)	2015	$601,781	$240,712	$0	40%
	2014	$550,000	$220,000	$0	40%
Andrew Blocher	2015	$550,000	$220,000	$0	40%
	2014	$550,000	$220,000	$0	40%
Samantha Gallagher	2015	$510,000	$204,000	$0	40%
	2014	$475,000	$190,000	$0	40%
Douglas Donatelli(2)	2015	—	—	—	—
	2014	$1,100,000	$440,000	$0	40%
Nicholas Smith(2)	2015	—	—	—	—
	2014	$575,000	$230,000	$0	40%

(1)	In connection with Mr. Milkovich’s promotion to President and Chief Executive Officer in November 2015, the target amount of Mr. Milkovich’s long-term incentive award was increased for 2015, with his target amount under the LTI Program being prorated among the following two components: (i) an LTI Program target amount of $550,000 for the portion of the 2015 plan year from January 1, 2015 to November 7, 2015; and (ii) an LTI Program target amount of $900,000 for the period of the 2015 plan year from November 8, 2015 to December 31, 2015. The amounts set forth in the table above for 2015 reflect the total prorated target amount and actual prorated value of the award granted to Mr. Milkovich under the LTI Program for the 2015 plan year based on the foregoing calculation.
(2)	Messrs. Donatelli and Smith were not eligible for long-term incentive compensation awards for the 2015 plan year (which awards were made in the first quarter of 2016) because they separated from the Company in November 2015.

In accordance with SEC guidance, (i) details of the restricted shares granted pursuant to the long-term incentive awards for the 2014 plan year (which were granted in February 2015) are included in the 2015 Summary Compensation Table on page 45 and the Grants of Plan-Based Awards table on page 46, and (ii) details of the restricted shares granted pursuant to the long-term incentive awards for the 2015 plan year (which were granted in February 2016) are not included in the 2015 Summary Compensation Table or the Grants of Plan-Based Awards table, but will be included, as required, in our 2017 proxy statement.

Other Elements of Compensation

Retirement and Other Benefits

Benefits are established based upon a determination of what is needed to aid in attracting and retaining a talented and motivated work force. The Compensation Committee does not view benefits and perquisites for the executive officers as a key component of our executive officer compensation program. The named executive officers participate in benefit plans on substantially the same terms as our other participating employees and their total value remains a negligible percentage of each executive officer’s total compensation package.

We provide no perquisites or other personal benefits to the named executive officers that are not available to all employees of the Company. We provide the following benefits to all employees of the Company: medical, dental, vision and disability insurance, parking at our corporate offices or public transportation credit, 401(k) employer match and group life insurance premiums. Under our tax-qualified 401(k) plan, we make a matching contribution on behalf of each participant equal to the first 6% of compensation contributed to the plan by the participant up to the federally mandated maximum. The named executive officers may participate in the plan on substantially the same terms as our other participating employees. We do not maintain any defined benefit or supplemental retirement plans.

The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to the named executive officers and may revise, amend or add to the benefits and perquisites made available to the named executive officers in the future if it deems advisable.

Severance Benefits

In order to achieve our compensation objective of attracting, retaining and motivating qualified executives, we believe that we need to provide the named executive officers with severance protection. In conjunction with our initial public offering in 2003, the Company entered into employment and non-compete agreements with two of the named executive officers discussed in this section, Douglas J. Donatelli and Nicholas R. Smith. This was done to encourage the executive management team to remain in place and also to provide severance protection to the executive management team that was taking the Company public. Messrs. Donatelli and Smith separated from the Company in November 2015, and the employment agreements of Messrs. Donatelli and Smith were superseded and terminated by the separation agreements described below under “Compensation of Executive Officers — Employment and Related Agreements — Separation Agreements”.

In connection with the leadership transition, the Company entered into new employment agreements with our current named executive officers (Messrs. Milkovich and Blocher and Ms. Gallagher), which replaced the legacy severance arrangements that were previously in effect for such executive officers. Pursuant to the new employment agreements, each such named executive officer is entitled to certain severance benefits based on the nature of their termination. See “Compensation of Executive Officers — Employment and Related Agreements” and “Compensation of Executive Officers — Potential Payments Upon Termination or a Change in Control” below for complete details of severance benefits payable to the current named executive officers upon termination or change in control.

Share Ownership Guidelines

Ownership Requirements

Although our executive officers and trustees as a group have significant ownership interests in the Company, as shown in the “Share Ownership of Trustees and Executive Officers” table above, the Board of Trustees has adopted share ownership guidelines for our Chief Executive Officer, executive vice presidents (whether or not they are named executive officers) and non-employee trustees. Our Board of Trustees believes a meaningful financial stake in the Company by these individuals serves to align their interests with those of our shareholders. Our guidelines include the following ownership requirements:

Title	Minimum Ownership Requirement
Chief Executive Officer	4 times current base salary
Executive Vice President	2 times current base salary
Non-Employee Trustee	Aggregate cash value of equity awards for the last 4 years.

Eligible shares and share equivalents counted toward meeting the minimum ownership requirement include:

•	Common shares owned directly or indirectly;

•	Preferred shares owned directly or indirectly;

•	Restricted common shares and share units subject to time-based vesting;

•	OP Units owned directly or indirectly; and

•	The in-the-money value of unexercised stock options, whether or not vested.

Executive officers and trustees of the Company at the time the share ownership guidelines were adopted in January 2012 had two years to achieve the ownership requirement. Individuals subsequently subject to the guidelines (such as Mr. Blocher, who joined the Company in October 2012, Mr. Milkovich, who joined the Company in June 2014, Ms. Gallagher, who joined the Company in October 2014, Mr. Robinson, who joined our Board of Trustees in July 2013, and Mr. Hoffmann, who joined our Board of Trustees in May 2015), have four years to achieve the ownership requirement. As of January 1, 2016, each of our executive officers and trustees subject to the guidelines met his or her ownership requirement (or is still in their initial ramp-up period to meet such ownership requirement).

Pledging Policy

Our share ownership guidelines prohibit our Chief Executive Officer, executive vice presidents and non-employee trustees from pledging common shares and OP Units for margin and other loans.

Hedging Policy

Our Insider Trading Policy specifically prohibits our trustees, officers and directors from engaging in any of the following transactions: (i) hedging or monetization transactions involving our securities, including prepaid variable forward contracts, equity swaps, collars, and exchange funds; (ii) trading in options, puts, calls or other derivative instruments involving our securities; (iii) short sales of our securities; and (iv) purchasing our securities on margin.

Clawback Policy

The Board of Trustees adopted a clawback policy to ensure that executive officers (and other Section 16 officers) are not unduly enriched in the event of a financial restatement. The clawback policy provides for the review and recoupment of performance-based compensation (including annual cash incentive/bonus awards (including short-term incentive awards) and all forms of equity-based compensation) awarded to or earned by covered officers if the Board of Trustees determines that (i) a covered officer has engaged in fraud or willful misconduct that caused or otherwise contributed to the requirement for an accounting restatement of the Company’s financial statements due to noncompliance with any financial reporting requirement (other than a restatement due to a change in accounting rules) and (ii) the performance-based compensation would have been lower if it had been based on the restated results. In such event, the Board of Trustees will, to the extent permitted by applicable law, seek recoupment from the applicable covered officer of any portion of such performance-based compensation as it deems appropriate after a review of all relevant facts and circumstances.

Evaluation of the Risk in Compensation Program

Management assesses the Company’s executive and other compensation and benefits programs to determine if the programs’ provisions and operations promote or create material risks. This risk assessment process includes a review of program policies and practices; program analysis to identify both risk and internal risk controls related to the programs; and determinations as to the sufficiency of risk identification, the balance of potential risk to potential reward, risk control, and the support of the programs and their risks to Company strategy. Although management reviewed all compensation programs, it focused on the Company’s compensation programs for officers and leasing personnel, who derive a significant portion of their compensation from commissions. Management’s assessment was presented to and discussed with the Compensation Committee.

Based on the foregoing, we do not believe that our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company. We also believe that our incentive compensation arrangements provide incentives that do not encourage risk-taking beyond the Company’s ability to effectively identify and manage significant risks, are compatible with effective internal controls and are supported by the oversight of the Compensation Committee with regard to executive compensation programs.

Tax Limits on Executive Compensation

In general, Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”) places a limit on the amount of compensation that may be deducted annually by a publicly traded entity with respect to certain of its executive officers. Compensation paid pursuant to a plan which is performance-related, non-discretionary and has been approved by shareholders is not subject to this limit. The IRS has previously issued private letter rulings holding that Section 162(m) does not apply to compensation paid to employees of a REIT’s operating partnership. The Company has therefore determined that compensation paid to the Company’s executive officers by its Operating Partnership or a subsidiary of the Operating Partnership for services to the Operating Partnership should not be subject to the deduction limit. Since we operate as a REIT under the Internal Revenue Code and are generally not subject to U.S. federal income tax on our taxable income to the extent that we annually distribute all of our taxable income to shareholders and maintain our qualification as a REIT, if compensation were required to (but did not) qualify for deduction under Section 162(m), the payment of compensation that fails to satisfy the requirements of Section 162(m) would not have a material adverse consequence to us, provided we continue to distribute 100% of our taxable income without taking into account the disallowed deduction. However, if we make compensation payments subject to Section 162(m) limitations on deductibility, we may be required to make additional distributions to shareholders to comply with our REIT distribution requirements and eliminate our U.S. federal income tax liability or, alternatively, a larger portion of shareholder distributions that would otherwise have been treated as a return of capital may be subject to U.S. federal income tax as dividend income as a result of our increased taxable income. Any such compensation allocated to our taxable REIT subsidiaries, whose income is subject to U.S. federal income tax, would result in an increase in income taxes due to the inability to deduct such compensation.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The following tables should be read in conjunction with the related footnotes and the “Compensation Discussion and Analysis” beginning on page 25. The following table sets forth the compensation earned, awarded, paid or accrued to each of our named executive officers for the fiscal years ended December 31, 2015, 2014 and 2013:

Name & Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Option Awards	Non-Equity Incentive Plan Compensation(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation(4)	Total
Robert Milkovich(5)	2015	$387,212	$—	$220,000	$—	$336,162	$—	$34,635	$978,009
Chief Executive Officer and Chief Operating Officer	2014	$204,247	$150,000	$200,000	$—	$290,745	$—	$11,147	$856,139

Andrew Blocher EVP, Chief Financial Officer and Treasurer	2015	$380,588	$—	$220,000	$—	$312,552	$—	$74,041	$987,181
	2014	$370,800	$—	$220,000	$—	$308,024	$—	$88,693	$987,517
	2013	$360,000	$—	$550,000	$—	$280,920	$—	$84,908	$1,275,828

Samantha Gallagher(6)	2015	$326,219	$—	$190,000	$—	$270,005	$—	$26,622	$812,846
EVP, General Counsel and Secretary	2014	$63,288	$100,000	$200,000	$—	$52,573	$—	$2,922	$418,783

Douglas Donatelli(7) Former Chief Executive Officer	2015	$524,301	$—	$440,000	$—	$—	$—	$4,641,790	$5,606,091
	2014	$600,000	$—	$590,000	$—	$861,809	$—	$117,929	$2,169,738
	2013	$575,000	$—	$1,000,000	$—	$762,633	$—	$123,567	$2,461,200

Nicholas Smith(7) Former Chief Investment Officer	2015	$296,946	$—	$230,000	$—	$—	$—	$2,509,712	$3,036,658
	2014	$339,900	$—	$230,000	$—	$260,602	$—	$105,826	$936,328
	2013	$330,000	$—	$575,000	$—	$254,870	$—	$113,598	$1,273,468

(1)	Discretionary or subjectively determined bonus payments to the named executive officers. The bonus for each of Mr. Milkovich and Ms. Gallagher in 2014 was payable upon commencement of such executive officer’s employment with the Company on June 2 and October 16, 2014, respectively.
(2)	In accordance with FASB ASC Topic 718, the amounts in this column reflect the aggregate grant-date fair value of time-based and performance-based awards, as applicable, granted to our named executive officers during the relevant year. All awards presented are time-based awards, with the exception of Mr. Donatelli’s 2013 award, which was a performance-based award. With respect to a performance-based award, the grant-date fair value is based upon the probable outcome of performance conditions under the award. Assumptions used in the calculation of these amounts are included in Note 16 to the Company’s audited financial statements for the year ended December 31, 2015, Note 17 to the Company’s audited financial statements for the year ended December 31, 2014 and Note 17 to the Company’s audited financial statements for the year ended December 31, 2013, included in the Company’s Annual Reports on Form 10-K filed with the SEC.
(3)	Short-term performance-based incentive awards paid in cash to the named executive officers in connection with the Company’s short-term non-equity incentive plan. For a discussion of the plan criteria, see “Compensation Discussion and Analysis — Principal Components of Named Executive Officer Compensation — Short-Term Incentive Compensation” above.
(4)	This amount represents dividends earned on unvested restricted shares issued under the Company’s 2003 Plan and 2009 Plan, as well as the following other benefits provided to all employees of the Company: 401(k) employer matching contributions, parking at our corporate offices, discounts on shares acquired through our employee stock purchase program, health and dental insurance, and group life insurance premiums. The following amounts were paid as dividends on unvested restricted shares during 2015: Mr. Donatelli, $59,351; Mr. Milkovich, $15,739; Mr. Blocher, $43,136; Ms. Gallagher, $16,234; and Mr. Smith, $48,848. See also “Option Exercises and Stock Vested” table on page 48. Other Compensation for Mr. Donatelli also includes (i) an aggregate cash severance payment of $3,178,601, (ii) $1,042,283, which represents the fair value at the date of vesting of restricted share awards for which vesting was accelerated pursuant to the terms of his severance agreement; but does not include the vested shares associated with the $440,000 restricted share award that he received in 2015, which were also accelerated pursuant to the terms of his severance agreement because the value of the shares is already included in the Stock Awards column of this table, (iii) $286,875, which represents the fair value at the date of vesting of 265,625 option awards for which vesting was accelerated pursuant to the terms of the separation agreement, and (iv) $33,775, which represents the accrued COBRA coverage for Mr. Donatelli that will be paid by the Company on Mr. Donatelli’s behalf for 24 months after the separation date pursuant to the terms of his separation agreement. Other Compensation for Mr. Smith also includes (i) an aggregate cash severance payment of $1,419,427, (ii) $974,330, which represents the fair value at the date of vesting of restricted share awards for which vesting were accelerated pursuant to the terms of his severance agreement; but does not include the vested shares associated with the $230,000 restricted share award that he received in 2015, which was also accelerated pursuant to the terms of his severance agreement because the value of the shares is already included in the Stock Awards column of this table, and (iii) $27,746, which represents the accrued COBRA coverage for Mr. Smith that will be paid by the company on Mr. Smith’s behalf for 24 months after the separation date pursuant to the terms of his separation agreement. See “ — Employment and Related Agreements — Separation Agreements.”

(5)	Mr. Milkovich was promoted to President and Chief Executive Officer on November 8, 2015 and, in connection therewith, his annualized base salary increased from $360,500 to $550,000. The 2015 base salary reflected above represents the amount of base salary actually earned by him with respect to 2015 (taking into account the increase in his annualized base salary from $360,500 to $550,000, effective as of his promotion on November 8, 2015). Mr. Milkovich joined the Company in June 2014. The 2014 base salary reflected above represents the prorated amount of base salary actually earned by him with respect to 2014. Mr. Milkovich’s 2014 annualized base salary was $350,000.
(6)	Ms. Gallagher joined the Company in October 2014. The 2014 base salary reflected above represents the prorated amount of base salary actually earned by her with respect to 2014. Ms. Gallagher’s 2014 annualized base salary was $300,000. In addition, pursuant to the terms of her employment offer letter, her short-term incentive award for 2014 was prorated and, thus, the short-term incentive award reflected above represents the prorated amount actually paid to her under the short-term incentive plan for 2014 (based on an annualized award of $249,210).
(7)	Messrs. Donatelli and Smith separated from the Company effective as of November 8, 2015.

Grants of Plan-Based Awards

The following table presents information regarding plan-based awards to the named executive officers during the fiscal year ended December 31, 2015.

	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock(2) (#)	Grant Date Fair Value of Stock and Option Awards(3) ($)
Name		Threshold ($)	Target ($)	Max ($)
Robert Milkovich	2/17/15				18,166	220,000
	3/24/15	247,442	327,102	406,762
Andrew Blocher	2/17/15				18,166	220,000
	3/24/15	244,480	305,600	366,720
Samantha Gallagher	2/17/15				15,689	190,000
	3/24/15	211,200	264,000	316,800
Douglas Donatelli	2/17/15				36,333	440,000
Nicholas Smith	2/17/15				18,992	230,000

(1)	The amounts shown in these columns represent the range of potential payouts (threshold, target and stretch) under our short-term incentive compensation plan for our named executive officers for 2015 performance. Actual short-term incentive plan awards for Messrs. Milkovich and Blocher and Ms. Gallagher for the 2015 plan year were approved by the Compensation Committee on February 16, 2016 (and, in the case of Mr. Milkovich, our current President, Chief Executive Officer and Chief Operating Officer, by the independent members of our Board of Trustees on February 17, 2016) and paid on March 4, 2016. The Company’s 2015 non-equity short-term incentive compensation plan provided for: a threshold payout of 64% of base salary for Messrs. Milkovich and Blocher and Ms. Gallagher; a target payout of 84% of base salary for Mr. Milkovich, and 80% of base salary for Mr. Blocher and Ms. Gallagher; and a max payout of 105% of base salary for Mr. Milkovich, and 96% of base salary for Mr. Blocher and Ms. Gallagher (in each case assuming 100% achievement of departmental and individual goals, as applicable). The threshold, target and stretch payouts for Mr. Milkovich referenced in the preceding sentence reflect the increase in his short-term incentive award target in connection with his promotion in November 2015, and was calculated based on the following proration: (i) an 80% target of his base salary of $360,500 for the period from January 1, 2015 to November 7, 2015; and (ii) a 100% target of his base salary of $550,000 for the period from November 8, 2015 to December 31, 2015. The actual awards for 2015 performance, which were based on the achievement of the applicable performance criteria as discussed in our Compensation Discussion and Analysis, are shown in the Summary Compensation Table above and were as follows: Mr. Milkovich: $336,162; Mr. Blocher: $312,552; and Ms. Gallagher: $270,005). For additional information, see “Compensation Discussion and Analysis — Principal Components of Named Executive Officer Compensation — Short-Term Incentive Compensation”. Messrs. Donatelli and Smith were not eligible for short-term incentive compensation for 2015 because they separated from the Company in November 2015.
(2)	Represents time-vesting restricted share awards granted in February 2015, under the LTI Program for the 2014 plan year. See “Compensation Discussion and Analysis — Principal Components of Named Executive Compensation — Long-Term Incentive Compensation” above for a discussion of our LTI Program. All of these shares vest ratably on an annual basis over a three-year period from the date of grant. The vesting of restricted shares will accelerate based on the occurrence of certain other triggering events. See “— Employment and Related Agreements” below.
(3)	Amounts represent the fair value of restricted share and option awards on the date of grant.

Outstanding Equity Awards at Fiscal Year End

The following table lists the unvested restricted common shares and unexercised options to purchase our common shares awarded to our named executive officers that were outstanding as of December 31, 2015. Performance-based restricted share awards are reflected in the table below at target payout amounts. No discount has been taken to reflect risk of forfeiture or restrictions on transferability.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units or Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)
Robert Milkovich(2)	—	—	—	—	—	28,251	322,061
Andrew Blocher(3)	—	—	—	—	—	53,500	609,900	—	—
Samantha Gallagher(4)	—	—	—	—	—	26,809	305,623
Douglas Donatelli(5)	—	500,000	—	15.00	11/8/2020	—	—	—	—
Nicholas Smith(5)	—	—	—	—	—	—	—	—	—

(1)	Value is determined by multiplying the number of unvested restricted shares by $11.40, the closing sale price for our common shares on December 31, 2015, the last trading day of the year.
(2)	Unvested restricted shares vest in the following manner if the named executive officer remains employed with the Company: (i) 2014 Award: 10,085 shares, which will vest ratably on each June 2 through 2017; and (ii) 2015 Award: 18,166 shares, of which 6,055 shares vested on February 16, 2016 and will vest ratably on each February 16 through 2018.
(3)	Unvested restricted shares vest in the following manner if the named executive officer remains employed with the Company: (i) 2013 Award: 23,965 shares, of which, 7,988 vested on February 19, 2016 and will vest ratably on each February 19 through 2018; (ii) 2014 Award: 11,369 shares, of which 5,684 vested on February 18, 2016 and the remainder will vest on February 18, 2017; and (iii) 2015 Award: 18,166 shares, of which 6,055 shares vested on February 16, 2016 and will vest ratably on each February 16 through 2018.
(4)	Unvested restricted shares vest in the following manner if the named executive officer remains employed with the Company: (i) 2014 Award: 11,120 shares, which will vest ratably on each October 16 through 2017; and (ii) 2015 Award: 15,689 shares, of which 5,230 shares vested on February 16, 2016 and will vest ratably on each February 16 through 2018.
(5)	Messrs. Donatelli and Smith separated from the Company effective as of November 8, 2015, and all unvested restricted shares held by Messrs. Donatelli and Smith vested at the time of their separation pursuant to the terms of their respective separation agreements.

Option Exercises and Stock Vested

The following table presents information concerning the exercise of share options, SARs and similar instruments and the vesting of share (including restricted shares, restricted share units and similar instruments) for the named executive officers during the fiscal year ended December 31, 2015.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Robert Milkovich	—	—	5,043	$51,186
Andrew Blocher	—	—	39,695	$462,850
Samantha Gallagher	—	—	5,560	$64,162
Douglas Donatelli(2)	—	—	168,287	$1,972,116
Nicholas Smith(2)	—	—	130,815	$1,530,438

(1)	Value is determined by multiplying the number of restricted shares by the closing sale price for our common shares on the dates of vesting.
(2)	Messrs. Donatelli and Smith separated from the Company effective as of November 8, 2015. The number of shares acquired on vesting include the accelerated vesting of 126,185 restricted shares held by Mr. Donatelli and 102,986 restricted shares held by Mr. Smith pursuant to the terms of their respective severance agreements.

Employment and Related Agreements

Employment Agreements

The Operating Partnership entered into employment agreements with Douglas J. Donatelli and Nicholas R. Smith as of October 23, 2003, the date of the Company’s initial public offering. The employment agreement for Mr. Donatelli was superseded and terminated by the Separation of Employment Agreement and General Release (the “Donatelli Separation Agreement”), which the Operating Partnership and Mr. Donatelli entered into on November 8, 2015 in connection with Mr. Donatelli’s separation from the Company, and the employment agreement for Mr. Smith was superseded and terminated by the Separation of Employment Agreement and General Release (the “Smith Separation Agreement” and, together with the Donatelli Separation Agreement, the “Separation Agreements”), which the Operating Partnership and Mr. Smith entered into on November 8, 2015 in connection with Mr. Smith’s separation from the Company, each as further described below under “— Separation Agreements”.

On January 13, 2016, the Company and the Operating Partnership entered into employment agreements with each of Robert Milkovich, Andrew P. Blocher and Samantha Sacks Gallagher (each an “Employment Agreement” and, collectively, the “Employment Agreements”). The Employment Agreements replace and supersede the offer letters and severance arrangements that were previously in effect for such executives. The Employment Agreements, as more fully described below, (i) do not contain any 280G or other tax gross up payments, (ii) provide that the severance payments will generally be based on a multiple of the average (not highest) bonus paid to the executives in the three years prior to their termination, (iii) do not contain any excessive perquisites, and (iv) require a double trigger for change of control severance payments.

The term of each Employment Agreement is three years from January 13, 2016, with automatic one-year renewals on each anniversary, unless the Board of Trustees or the executive elects not to extend the term by providing the other party with 90 days’ written notice. The Employment Agreements set the following base salaries, short-term incentive award targets and long-term incentive award targets for the executives

(which amounts are subject to review annually for appropriate increases and shall be no less than the amounts set forth below):

Executive Officer	Base Salary	Short-Term Incentive Award Target (% of Base Salary)	Long-Term Incentive Award Target
Robert Milkovich	$550,000	100%	$900,000
Andrew Blocher	$382,000	80%	$550,000
Samantha Gallagher	$330,000	80%	$510,000

The agreements provide that the executive officers agree to devote substantially all of their business time and efforts to the performance of the executive’s thereunder.

In the event of a termination of their employment, each of Messrs. Milkovich and Blocher and Ms. Gallagher will be entitled to receive certain severance benefits from the Company based on the nature of their termination. If their employment is terminated by the Company without “cause” (as defined below) or by the applicable executive for “good reason” (as defined below), the applicable executive will be entitled to receive:

•	any accrued but unpaid compensation;

•	a single sum payment equal to one times (or, for Mr. Milkovich, two times) (or, in the event of a termination without cause or for good reason on or prior to the second anniversary of a change of control, three times for each of Messrs. Milkovich and Blocher and Ms. Gallagher) the sum of (i) the executive’s highest annual base salary in effect for the three years prior to their termination and (ii) the average annual bonus paid to the executive during the three years prior to their termination (or the period of the executive’s employment, if less than three years);

•	a pro rata short-term incentive bonus calculated at the target amount of the applicable executive’s short-term incentive and based on the number of days in the fiscal year that the applicable executive was employed through the termination date (the “Pro Rata Short-Term Incentive Bonus”);

•	if the termination occurs after the end of a fiscal year and prior to the payment of the annual cash incentive under the short-term incentive plan for such prior fiscal year, an amount equal to the annual cash incentive that the applicable executive would have received under the short-term incentive plan had he or she remained employed through the payment date;

•	with respect to the fixed portion under the LTI Program, (i) if termination occurs prior to the end of a fiscal year, an amount of unrestricted common shares equal to 40% of the aggregate target amount of the award under the LTI Program for the applicable fiscal year, pro-rated based on the number of days employed in the fiscal year, or (ii) if termination occurs after the end of a fiscal year and prior to the grant of restricted shares pursuant to the LTI Program for such prior fiscal year, an amount of unrestricted common shares equal to 40% of the aggregate target amount of the award under the LTI Program for the prior fiscal year (such share issuance, as applicable, the “Fixed LTI Program Share Issuance”);

•	with respect to the performance-based portion of the LTI Program, (i) if the termination occurs prior to the end of a fiscal year, an amount of unrestricted common shares representing the performance-based portion of the award under the LTI Program that would otherwise have been issued based on the actual achievement of performance targets for the performance period ending with the fiscal year in which the termination occurs, pro-rated based on the number of days employed in the fiscal year, or (ii) if the termination occurs after the end of a fiscal year and prior to the grant of restricted shares pursuant to the LTI Program for such prior fiscal year, an amount of unrestricted common shares representing the performance-based portion of the award under the LTI Program that would otherwise have been issued based on the actual achievement of performance targets (whether threshold, target or stretch) for such performance period ended as of the prior fiscal year (such share issuance, as applicable, the “Performance-Based LTI Program Share Issuance”);

•	an additional lump sum payment equal to $50,000 ($75,000 in the event of a termination without cause or for good reason on or prior to the second anniversary of a change of control); and

•	acceleration of vesting of all outstanding equity awards at their target level.

Payment of any of the foregoing severance benefits to the executive will be conditioned upon their execution of a release and waiver of all claims arising from their employment or termination.

If the executive is terminated by the Company for cause, elects not to extend the term of his or her applicable Employment Agreement, or terminates employment without good reason, he or she will receive only his or her accrued but unpaid compensation.

If the executive dies or becomes disabled, he or she (or his or her estate), as applicable, will receive:

•	accrued but unpaid compensation;

•	the Pro Rata Short-Term Incentive Bonus;

•	if the death or disability occurs after the end of a fiscal year and prior to the payment of the annual cash incentive under the short-term incentive plan for such prior fiscal year, an amount equal to the full-year target amount of the annual cash “incentive under the short-term incentive plan for such prior fiscal year;

•	acceleration of vesting of all outstanding equity awards at their target level and, in the case of options, a period of one year to exercise any vested share options (or until the original expiration of the option, if earlier);

•	the Fixed LTI Program Share Issuance;

•	the Performance-Based LTI Program Share Issuance; and

•	a lump sum death or disability benefit payment, as applicable, equal to $15,000.

Pursuant to the terms of the Employment Agreements, “cause” is defined as: (i) conviction of or a plea of guilty or nolo contendere for the commission of a felony; (ii) commission of one or more acts involving fraud or moral turpitude; (iii) misappropriation of any assets of the Company or any affiliate; (iv) willful misconduct which is materially injurious to the Company and/or its employees, officers, trustees or affiliates; or (v) fraud or willful misconduct by the executive that caused or otherwise contributed to the requirement for an accounting restatement of the Company’s financial statements due to noncompliance with any financial reporting requirement (other than a restatement due to a change in accounting rules).

“Good reason” generally means the occurrence of any of the following, provided the executive provides notice of the existence of the condition within 90 days of the first occurrence of the condition, unless the event is cured by the Company within 30 days after receipt of such notice: (i) any material breach of the Employment Agreement, short-term incentive compensation plan, LTI Program or restricted share agreement entered into concurrently with the Employment Agreement; (ii) any material reduction in base salary; (iii) any relocation of the Company’s headquarters or the executive’s primary employment location from the Washington, D.C. metropolitan area or more than 50 miles from the Company’s headquarters in Bethesda, Maryland; (iv) the Company’s failure to renew the Employment Agreement; or (v) any material reduction of the executive’s duties from those identified at the commencement of the executive’s employment pursuant to the Employment Agreement, or the assignment of any duties materially inconsistent with the executive’s current position and title; provided, however, that, with respect to Mr. Milkovich, if the Company assigns the duties of Chief Operating Officer to another individual, such action will not constitute good reason.

A “change in control” generally means the occurrence of any one of the following events: (i) a person, entity or affiliated group (with certain exceptions) acquires more than 50% of the Company’s then outstanding voting securities; (ii) the consummation of (a) a merger, reorganization, sale, or other disposition or consolidation of the

Company with another entity where the holders of the Company’s voting shares immediately prior to the merger or consolidation will not own, immediately after the merger or consolidation, more than 50% of the combined voting power of the securities in the surviving entity or its parent, or where the members of the Board of Trustees immediately prior to the merger or consolidation would not, immediately after the merger or consolidation, constitute a majority of the Board of Trustees of the surviving entity, (b) a sale or other disposition of all or substantially all of the Company’s assets or (c) a liquidation or dissolution of the Company; or (iii) a change in the majority of members of the Board of Trustees within a two-year period unless the election or nomination for election by the Company shareholders of each new trustee was approved by two-thirds of the trustees who were in office at the beginning of the two-year period.

The Employment Agreements eliminate the gross-up payments to which the executive was previously entitled (in the case of Mr. Blocher) in the event he became subject to excise taxes imposed under Section 4999 of the Internal Revenue Code as a result of receiving any parachute payments within the meaning of Section 280G of the Internal Revenue Code. In contrast, the Employment Agreements now include a provision that provides that, if any of the payments or benefits provided to the executive under their respective Employment Agreement or otherwise would constitute parachute payments within the meaning of the Internal Revenue Code, and be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, the payments or benefits will be reduced by the amount required to avoid the excise tax if such a reduction would give the executive a better after-tax result than if he or she received the full payments and benefits.

The Employment Agreements also contain confidentiality and non-disparagement covenants in favor of the Company. In addition, Mr. Milkovich remains subject to a non-competition and non-solicitation agreement, which he previously executed in connection with his employment as Chief Operating Officer of the Company in 2014. This agreement provides that for the one-year period after termination of Mr. Milkovich’s employment, he will not (i) compete with the Company by working with or investing in any business or enterprise that owns, acquires, operates or develops office or business park properties within Maryland, Virginia, Washington, D.C. and any other state or commonwealth in which the Company is doing business at the date of termination or (ii) solicit any of the Company’s principal tenants or customers, encourage any of the Company’s principal tenants or customers to reduce its patronage of the Company, or solicit or hire any of the Company’s employees; provided, however, that if Mr. Milkovich’s employment is terminated without cause or by him for good reason, then the non-competition and non-solicitation periods are reduced to six months following termination. In addition, the agreement provides that, if Mr. Milkovich remains employed by the Company for a period of three or more years, then the non-competition and non-solicitation periods will be reduced from one year to six months following termination.

Separation Agreements

On November 8, 2015, the Operating Partnership and Messrs. Donatelli and Smith entered into the Separation Agreements in connection with Messrs. Donatelli and Smith’s separation from the Company. The Separation Agreements were effective as of November 8, 2015 (the “Effective Date”). Pursuant to the Donatelli Separation Agreement, Mr. Donatelli received the following severance payments and benefits: (i) a severance payment of $1,493,500, to be paid in equal installments consistent with the Operating Partnership’s payroll practices over a 23-month period beginning on the first day of the seventh month following the Effective Date, except that the first payment will include any amounts accumulated during the prior six months that would otherwise have been paid during such period if there had been no delay in payment; (ii) a payment of $1,194,306, which represents Mr. Donatelli’s pro-rated incentive pay, to be paid in equal installments consistent with the Operating Partnership’s payroll practices over an 18-month period beginning on the first day of the seventh month following the Effective Date, except that the first payment will include any amounts accumulated during the prior six months that would otherwise have been paid during such period if there had been no delay in payment; (iii) accelerated vesting of 126,185 restricted shares and 265,625 options to purchase common shares held by Mr. Donatelli (with an extended period during which he may exercise such options); (iv) a lump sum payment of $440,000 payable within 10 business days of the Effective Date, which represents the fixed portion of an award under the Company’s LTI Program for the 2015 plan year; and (v) continued group health and medical benefits coverage for the 24-month period following the Effective Date for himself, his spouse and dependents or the payment of cash in lieu of such coverage in an amount equal to the after-tax cost of continuing such coverage if the coverage cannot be continued. Pursuant to the Donatelli Separation Agreement, Mr. Donatelli also provided the Operating Partnership with a general release and waiver of claims. The Separation Agreement requires Mr. Donatelli to comply with non-competition and non-solicitation restrictive covenants for a period of 12 months following the Effective Date, as well as confidentiality and non-disparagement restrictive covenants. In addition, pursuant to the Separation Agreements, Messrs. Donatelli and Smith retained the rights in their prior employment agreements to enhanced change in control severance benefits if (i) a change in control occurs within the six-month period following the Effective Date or (ii) the Effective Date occurs after the commencement of the Company’s negotiations with a third party that ultimately results in a change in control, provided the change in control occurs within 12 months of the Effective Date. The enhanced change in control severance benefits payable to Messrs. Donatelli and Smith in the event of a change in control meeting the requirements set forth above would be offset by the amounts already received under the Separation Agreements. As such, the change in control severance benefits payable to Messrs. Donatelli and Smith in the event of such a change in control would be approximately $4.5 million and $1.4 million, respectively (when taking into account the amounts already paid pursuant to the Separation Agreements).

Pursuant to the Smith Separation Agreement, Mr. Smith received the following severance payments and benefits: (i) a severance payment of $845,833, to be paid in equal installments consistent with the Operating Partnership’s payroll practices over a 23-month period beginning on the first day of the seventh month following the Effective Date, except that the first payment will include any amounts accumulated during the prior six months that would otherwise have been paid during such period if there had been no delay in payment; (ii) a payment of $314,827, which represents Mr. Smith’s pro-rated incentive pay, to be paid in equal installments consistent with the Operating Partnership’s payroll practices over an 18-month period beginning on the first day of the seventh month following the Effective Date, except that the first payment will include any amounts accumulated during the prior six months that would otherwise have been paid during such period if there had been no delay in payment; (iii) accelerated vesting of 102,986 restricted shares held by Mr. Smith; (iv) a lump sum payment of $230,000 payable within 10 business days of the Effective Date, which represents the fixed portion of an award under the Company’s Long Term Incentive Plan for the 2015 plan year; and (v) continued group health and medical benefits coverage for the 24-month period following the Effective Date for himself, his spouse and dependents or the payment of cash in lieu of such coverage in an amount equal to the after-tax cost of continuing such coverage if the coverage cannot be continued. Pursuant to the Smith Separation Agreement, Mr. Smith also provided the Operating Partnership with a general release and waiver of claims. The Separation Agreement requires Mr. Smith to comply with non-competition and non-solicitation restrictive covenants for a period of 12 months following the Effective Date, as well as confidentiality and non-disparagement restrictive covenants.

Potential Payments Upon Termination or a Change in Control

The following tables represent the payments due to the Company’s current named executive officers in the event termination or change in control payments would have been triggered under the Employment Agreements for Mr. Milkovich, Mr. Blocher and Ms. Gallagher, assuming that such termination was effective as of December 31, 2015 and the Employment Agreements that became effective January 13, 2016 were in effect on December 31, 2015. In 2015, Messrs. Donatelli and Smith received the payments described above under “— Employment and Related Agreements — Separation Agreements” pursuant to their respective Separation Agreements, which superseded and terminated their prior employment agreements and, as a result, are not presented in the tables below.

For further information on the terms of the Employment Agreements for the current named executive officers, see “— Employment and Related Agreements — Employment Agreements” above and also copies of the Employment Agreement for each of Mr. Milkovich, Mr. Blocher and Ms. Gallagher, all of which are incorporated by reference as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2015.

Payments Due Upon Termination Without Cause or Resignation for Good Reason

Name	Salary(1) ($)	Unvested Share Awards(2) ($)	LTI Program Awards(3) ($)	Option Awards(4) ($)	Non-Equity Incentive Plan Compensation- Severance(1) ($)	Non-Equity Incentive Plan Compensation- Pro-Rata(1)(5) ($)	All Other Compensation(6) ($)	Total ($)
Robert Milkovich	1,100,000	322,061	240,712	—	626,907	327,102	50,000	2,666,782
Andrew Blocher	382,000	609,900	220,000	—	300,499	305,600	50,000	1,867,999
Samantha Gallagher	330,000	305,623	204,000	—	259,608	264,000	50,000	1,413,231

(1)	Pursuant to the Employment Agreements, cash amounts set forth under the “Salary” and “Non-Equity Incentive Plan Compensation” columns and premium payments for benefits are payable in a lump sum, following termination without cause or resignation for good reason.
(2)	The value of all unvested restricted shares is based on the number of shares that would vest upon termination multiplied by $11.40, the closing price of our common shares on December 31, 2015, the last trading day of the year.
(3)	Represents the value of the unrestricted common shares to be issued under the LTI Program in connection with a termination without cause or resignation for good reason, pursuant to the executive’s Employment Agreement, based, with respect to the performance-based portion, on the Company’s actual achievement of performance targets for the performance period ended as of December 31, 2015.
(4)	Pursuant to the Employment Agreements, any outstanding options vest and become fully exercisable.
(5)	Pursuant to the Employment Agreements, each executive is entitled to receive a pro rata short-term incentive bonus calculated at the target amount of the applicable executive’s short-term incentive and based on the number of days in the fiscal year that the applicable executive was employed through the termination date.
(6)	Pursuant to the Employment Agreements, each executive is entitled to a lump sum payment equal to $50,000.

Payments Due Upon Termination Due to Death or Disability

Name	Salary ($)	Unvested Share Awards(1) ($)	LTI Program Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation- Severance ($)	Non-Equity Incentive Plan Compensation- Pro-Rata(4) ($)	All Other Compensation(5) ($)	Total ($)
Robert Milkovich	—	322,061	240,712	—	—	327,102	15,000	904,875
Andrew Blocher	—	609,900	220,000	—	—	305,600	15,000	1,150,500
Samantha Gallagher	—	305,623	204,000	—	—	264,000	15,000	788,623

(1)	The value of all unvested restricted shares is based on the number of shares that would vest upon termination multiplied by $11.40, the closing price of our common shares on December 31, 2015, the last trading day of the year.
(2)	Represents the value of the unrestricted common shares to be issued under the LTI Program in connection with a termination due to death or disability, pursuant to the executive’s Employment Agreement, based, with respect to the performance-based portion, on the Company’s actual achievement of performance targets for the performance period ended as of December 31, 2015.
(3)	Pursuant to the Employment Agreements, any outstanding options vest and become fully exercisable.
(4)	Pursuant to the Employment Agreements, each executive is entitled to receive a pro rata short-term incentive bonus calculated at the target amount of the applicable executive’s short-term incentive and based on the number of days in the fiscal year that the applicable executive was employed through the date of termination due to death or disability.
(5)	Pursuant to the Employment Agreements, executive is entitled to a lump sum death or disability benefit payment, as applicable, equal to $15,000.

Payments Due Upon Change in Control and Termination

Name	Salary(1) ($)	Unvested Share Awards(2) ($)	LTI Program Awards(3) ($)	Option Awards(4) ($)	Non-Equity Incentive Plan Compensation- Severance(1) ($)	Non-Equity Incentive Plan Compensation- Pro-Rata(1)(5) ($)	All Other Compensation(6) ($)	Total ($)
Robert Milkovich	1,650,000	322,061	240,712	—	940,361	327,102	75,000	3,555,236
Andrew Blocher	1,146,000	609,900	220,000	—	901,497	305,600	75,000	3,257,997
Samantha Gallagher	990,000	305,623	204,000	—	778,824	264,000	75,000	2,617,447

(1)	Pursuant to the Employment Agreements, cash amounts set forth under the “Salary” and “Non-Equity Incentive Plan Compensation” columns and premium payments for benefits are payable in a lump sum, following a termination without cause or for good reason on or prior to the second anniversary of a change of control.
(2)	The value of all unvested restricted shares is based on the number of shares that would vest upon termination multiplied by $11.40, the closing price of our common shares on December 31, 2015, the last trading day of the year.
(3)	Represents the value of the unrestricted common shares to be issued under the LTI Program in connection with a termination without cause or for good reason on or prior to the second anniversary of a change of control, pursuant to the executive’s Employment Agreement, based, with respect to the performance-based portion, on the Company’s actual achievement of performance targets for the performance period ended as of December 31, 2015.
(4)	Pursuant to the Employment Agreements, any outstanding options vest and become fully exercisable.
(5)	Pursuant to the Employment Agreements, each executive is entitled to receive a pro rata short-term incentive bonus calculated at the target amount of the applicable executive’s short-term incentive and based on the number of days in the fiscal year that the applicable executive was employed through the termination date.
(6)	Pursuant to the Employment Agreements, each executive is entitled to a lump sum payment equal to $75,000 in the event of a termination without cause or for good reason on or prior to the second anniversary of a change of control.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2015 with respect to our equity compensation plans. The Company has no equity compensation plans that were not approved by its security holders.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans(2)
Equity compensation plans approved by security holders	963,138	$14.60	2,751,257
Equity compensation plans not approved by security holders	—	—	—
Total	963,138	$14.60	2,751,257

(1)	There are no outstanding warrants or rights. Includes shares authorized for issuance under (i) the 2003 Plan, which expired in 2013, pursuant to option awards outstanding under the 2003 Plan as of December 31, 2015 and (ii) the 2009 Plan.
(2)	Consists entirely of shares authorized for issuance under the 2009 Plan.

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are providing our shareholders an opportunity to indicate whether they support the compensation of our named executive officers, as described in this proxy statement. This advisory vote, commonly referred to as “say on pay,” is not intended to address any specific item of compensation, but instead relates to the Compensation Discussion and Analysis beginning on page 25, the tabular disclosures regarding our named executive officers’ compensation (as set forth in this proxy statement), and the narrative disclosure accompanying the tabular presentation. We believe these disclosures allow you to view the trends in our executive compensation program and the application of our compensation philosophies and policies for the years presented.

First Potomac Realty Trust is proud of its record of transparency and good governance with regard to pay practices. We have consistently linked pay to performance with an emphasis on a short- and long-term compensation package that is primarily based on the achievement of multiple annual goals (see discussion beginning on page 34), thus providing for accountability and encouraging an ownership perspective among our executive officers that closely aligns the executive officers’ interests with creating long-term shareholder value. We do not participate in problematic pay practices such as repricing of underwater share options or excess perquisites or practices that incentivize excessive risk-taking, such as multi-year bonuses or supplemental pensions. Our executive pay practices and philosophy have been developed with the assistance of an outside consultant and we actively monitor our compensation practices in light of the industry in which we operate, the practices of our peer group and the marketplace for executive talent in which we compete. We are focused on attracting and retaining a highly qualified executive team. We believe that our shareholders are best served by talented executive officers with compensation packages that are competitive and fair.

Based on operating metrics, the Company had solid performance in 2015. We executed 948,000 square feet of leases, increased our leased percentage to 92.1% and our occupied percentage to 90.1% (representing an 80 basis-point and a 240 basis-point increase, respectively), increased same-property net operating income year-over-year by 4.8% on an accrual basis and 6.4% on a cash basis, reported Core FFO of $1.02 per diluted share, started construction on the Northern Virginia build-to-suit, sold nine non-core properties for aggregate net proceeds of $126.0 million, and realigned the executive team and Board of Trustees. In addition to delivering strong operational performance in 2015, the Company spent significant time and effort underwriting the business and formulating a strategic plan to de-risk the portfolio, de-lever the balance sheet and maximize asset values. Despite the Company’s strong operational performance, the Company’s absolute and relative total shareholder returns were below the pre-established performance hurdles under the LTI program. As such, the named executive officers did not receive any portion of the performance-based award for 2015 under the LTI Program.

The Compensation Committee took all of these factors into account in determining the total compensation for named executive officers for 2015 as outlined in “Compensation Discussion and Analysis.” We believe the total compensation and components of compensation received by our named executive officers are appropriate and well within the range of compensation received by other executives in our peer group and market.

The Board of Trustees unanimously recommends that shareholders vote in favor of the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED on an advisory basis.”

Although this vote is advisory and is not binding on the Company, the Compensation Committee values the opinions of our shareholders. To the extent that there is any significant vote against the compensation of our named executive officers, we will consider our shareholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Shareholders may also abstain from voting on this advisory proposal. The affirmative vote of a majority of the votes cast is required for approval of the advisory resolution above. For purposes of the vote on this proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

OUR BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” THE ADVISORY APPROVAL OF THE NAMED EXECUTIVE OFFICER COMPENSATION.

PROPOSAL 4: REAPPROVAL OF THE MATERIAL TERMS OF THE 2009 EQUITY COMPENSATION PLAN, AS AMENDED, FOR PURPOSES OF COMPLYING WITH SECTION 162(M) OF THE INTERNAL REVENUE CODE, AND APPROVAL OF AMENDMENT NO. 3 TO THE 2009 EQUITY COMPENSATION PLAN, AS AMENDED

Discussion of Proposal

We are asking our shareholders to consider and approve the adoption of an amendment to the Company’s 2009 Equity Compensation Plan (as amended, the “2009 Plan”) to increase the number of shares reserved for issuance under the 2009 Plan and to consider and reapprove certain material terms and conditions relating to performance-based compensation under the 2009 Plan.

We provide equity compensation to our employees pursuant to the 2009 Plan as an incentive to increase long-term shareholder value. The Company believes that equity is a key element of employee compensation, that equity awards encourage employee loyalty to us and align employee interests directly with those of shareholders, and that equity awards enable us to compete effectively for the best talent in the real estate industry. The 2009 Plan allows the Company to provide non-officer employees, officers and our non-employee trustees with equity incentives that are competitive with those of companies with which we compete for talent. The purposes of the 2009 Plan are to attract and retain qualified persons upon whom our sustained progress, growth and profitability will depend, to motivate the participants to achieve long-term company goals and to more closely align the participants’ interests with those of our other shareholders by providing them with a proprietary interest in our growth and performance.

The 2009 Plan was initially adopted by our Board of Trustees on February 24, 2009, and approved by our shareholders on May 21, 2009. In 2010 and 2011, the Board of Trustees and our shareholders approved amendments to the 2009 Plan to increase the number of shares available for issuance under the 2009 Plan to a total of 7,400,000 shares. The 2009 Plan includes a “fungible share pool” pursuant to which any shares subject to awards of options or stock appreciation rights (“SARs”) are counted against the number of shares available for issuance under the 2009 Plan as one share for each share subject to an award. Any shares subject to awards other than options or SARs are counted against the number of shares available for issuance as 3.44 shares for every one share subject to an award. As shares subject to such awards expire or are forfeited, the number of shares available for issuance under the 2009 Plan is increased at the same rate as such awards were deducted from the share limit under the 2009 Plan. As of December 31, 2015, 2,751,257 shares were available for issuance under the 2009 Plan.

The following table summarizes the grants made by the Compensation Committee during the period from December 31, 2015 through March 14, 2016:

	Number of Shares Issued Pursuant to Award	Conversion Factor	Number of Shares Counted Against Number of Shares Available for Issuance under the 2009 Plan
January 2016 — Special one-time restricted share awards	290,000	3.44	997,600
January 2016 — Non-officer employee stock options	95,000	1.0	95,000
February 2016 — LTI Program restricted share awards to officers	103,429	3.44	355,796

Total Share Awards Issued Since December 31, 2015	488,429		1,448,396
Total Shares Available for Issuance at March 14, 2016	1,329,473

As a result of the foregoing grants (as well as the forfeiture of any awards since December 31, 2015), as of March 14, 2016, the record date for the Annual Meeting, 1,329,473 shares remain available for issuance under the 2009 Plan. As of March 14, 2016, there were 1,404,745 common shares subject to outstanding grants under the 2009 Plan, including (i) 869,750 shares subject to options with a weighted average exercise price of $13.77 and a weighted average remaining term of 6 years and (ii) 534,995 restricted shares.

In its determination to approve the requested share increase amount and the removal of the reduction ratio, the Board of Trustees considered: (i) projected future equity needs based on past equity grant practices and (ii) our objective to manage our burn rate so that we stay within our Board-established burn rate limit and guidelines published by a major stockholder advisory group. Based on our current compensation policies, the Compensation Committee believes that in the near future there will not be a sufficient number of common shares available for future awards under the 2009 Plan in order to enable us to continue to achieve our compensation objectives. Accordingly, on March 22, 2016, the Board, upon the recommendation of the Compensation Committee, approved Amendment No. 3 to the 2009 Plan (“Amendment No. 3”), increasing by 4,100,000 the total number of common shares authorized for issuance under the 2009 Plan, subject to shareholder approval. We anticipate that increasing the number of shares available for issuance under the 2009 Plan by 4,100,000 shares will provide the Compensation Committee the flexibility it needs to attract and retain officers and employees through the remaining term of the 2009 Plan, which expires in February 2019.

In addition, we are asking that our shareholders reapprove the material terms and conditions for performance-based compensation intended to qualify under Section 162(m) of the Internal Revenue Code included in the 2009 Plan. The material terms and conditions of performance-based compensation for which we are seeking approval are (i) eligibility for awards, (ii) the maximum amount of performance-based compensation that may be paid under the 2009 Plan during a specified period to any eligible person, and (iii) the performance measures that may be used under the 2009 Plan to establish performance goals as a condition to the payment of the performance-based awards, each as described further below under “— Approval of 162(m) Material Terms and Conditions” (collectively, the “Performance Terms”).

If the shareholders approve the amendment to the 2009 Plan, the amendment will become effective on the date of the Annual Meeting, which is scheduled for May 23, 2016. If the shareholders approve the Performance Terms, compensation paid to the Company’s covered employees upon achievement of performance goals based on one or more of the performance measures set forth in the 2009 Plan, subject to the Company’s satisfaction of the other requirements of Section 162(m) of the Internal Revenue Code, is eligible to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code until such time as the Company is required to obtain shareholder re-approval of such terms and conditions at our annual meeting of shareholders in 2021.

The material features of the 2009 Plan, as proposed to be amended, are summarized below. The following summary does not purport to be complete, and is subject to and qualified in its entirety by reference to the complete text of the 2009 Plan, as amended. The text of Amendment No. 3 is attached as Exhibit A to this proxy statement. Approval of this Proposal 4 will constitute approval of the material terms of, and the amendment to, the 2009 Plan.

Approval of Material Terms and Conditions Relating to Performance-Based Compensation

Shareholder approval of this proposal is intended to permit, but not require, the awards paid to the Company’s covered employees under the 2009 Plan to constitute “qualified performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code if the requirements of Section 162(m) in addition to shareholder approval are satisfied. As discussed above in “Compensation Discussion and Analysis — Tax Limits on Executive Compensation”, the Company has determined that compensation paid to the Company’s executive officers by the Operating Partnership or a subsidiary of the Operating Partnership for services to the Operating Partnership should not be subject to the deduction limits of Section 162(m) of the Internal Revenue Code. However, compensation paid to the Company’s covered employees for services to the Company may be subject to the deduction limits of Section 162(m) of the Internal Revenue Code. To preserve the maximum amount of flexibility, the Company has determined to seek the shareholder approval described below.

Shareholder approval of this proposal will constitute approval of the Performance Terms. We are asking our shareholders to approve the Performance Terms at the Annual Meeting so that the Company will not be required to seek approval of performance measures again until 2021. Even if this proposal is approved, the Company may exercise its discretion to award compensation under the 2009 Plan that would not qualify as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code.

Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code limits publicly held companies, such as the Company, to an annual deduction for U.S. federal income tax purposes of $1 million for compensation paid to each of their covered employees. For this purpose, “covered employees” include the Company’s chief executive officer and the Company’s other three highest compensated executive officers (other than the chief financial officer). However, performance-based compensation is excluded from the $1 million limitation. The 2009 Plan is designed to permit the Compensation Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m) of the Internal Revenue Code, but it is not required under the 2009 Plan that awards qualify for this exception.

To qualify as performance-based:

•	the compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals;

•	the performance goal under which compensation is paid must be established by a committee comprised solely of two or more trustees that qualify as outside trustees for purposes of the exception;

•	the material terms of the performance goal under which the compensation is to be paid must be disclosed to and subsequently approved by shareholders of the Company before payment is made; and

•	the committee comprised solely of two or more outside trustees must certify in writing, before payment of the compensation, that the performance goals and any other material terms were in fact satisfied.

Under Section 162(m) of the Internal Revenue Code, a trustee is an “outside trustee” of the Company if: (i) he or she is not a current employee of the Company; (ii) he or she is not a former employee who receives compensation for prior services (other than under a qualified retirement plan); (iii) he or she has not been an officer of the Company; and (iv) he or she does not receive, directly or indirectly (including amounts paid to an entity that employs the trustee or in which the trustee has at least a five percent ownership interest), remuneration from the Company in any capacity other than as a trustee.

In the case of compensation attributable to options or SARs, the performance goal requirement (summarized in the first bullet above) is deemed satisfied, and the certification requirement (summarized in the fourth bullet above) is inapplicable, if (i) the grant or award is made by the Compensation Committee, (ii) the plan under which the option or share appreciation right is granted states the maximum number of shares with respect to which such awards may be granted during a specified period to an employee, and (iii) under the terms of the option or share appreciation right, the amount of compensation is based solely on an increase in the value of the common shares after the date of grant.

Eligibility. All of our and our affiliates’ or subsidiaries’ employees, including employees of the Operating Partnership and First Potomac Management LLC, and our independent trustees are eligible to participate in the 2009 Plan. Our non-employee trustees and consultants and advisors who perform services to an affiliate or subsidiary are also eligible to participate in the 2009 Plan if they render bona fide services to the Company or an affiliate other than services related to the offer and sale of the Company’s securities and provided further that they do not maintain a market for Company securities.

Award Limitations. The 2009 Plan contains limitations on the maximum number of shares available for issuance with respect to specified types of awards. Subject to adjustments for changes in the Company’s capitalization, the maximum number of common shares that may be awarded to a participant under the 2009 Plan in any calendar year is 400,000 shares.

Performance Measures. The performance goals for performance-based awards under the 2009 Plan must be established in writing by the Compensation Committee before the 90th day after the beginning of any performance period applicable to such award and while the outcome is substantially uncertain, or at such other date as may be required or permitted for performance-based compensation under Section 162(m) of the Internal Revenue Code. Under the 2009 Plan, the performance goals upon which the payment or vesting of a performance-based award to a covered employee that is intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code will be limited to the following performance measures: common share price; earnings per common share; net earnings; operating earnings; return on assets; return on equity; shareholder return; growth in assets; unit volume; sales; market share; or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals; geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures.

Summary of the Material Terms of the 2009 Plan

General. The 2009 Plan provides for the issuance of options to purchase shares, share awards, share appreciation rights (“SARs”), performance units and equity-based awards. Each option granted pursuant to the 2009 Plan is designated at the time of grant as either an option intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code, referred to as an incentive share option, or as an option that is not intended to so qualify, referred to as a nonqualified option.

Administration. The 2009 Plan is administered by our Compensation Committee, although the Compensation Committee may delegate its authority and administrative responsibilities under the 2009 Plan with respect to grants to individuals who are not subject to Section 16 of the Exchange Act to one or more officers. In the case of awards to members of the Board of Trustees who are independent trustees, the 2009 Plan may be administered by the independent trustees or the Compensation Committee. As used in this summary, the term “Compensation Committee” means the Compensation Committee, its delegate or the independent trustees, as appropriate. The Compensation Committee generally has the authority, within limitations described in the 2009 Plan, (i) to establish rules and policies concerning the 2009 Plan, (ii) to determine the persons to whom options, SARs, share awards, performance units and equity-based awards may be granted, (iii) to fix the number of shares to be covered by each award and (iv) to set the terms of each award. Each type of award is described below.

Eligibility. All of our and our affiliates’ or subsidiaries’ employees, including employees of the Operating Partnership and First Potomac Management LLC, and our six independent trustees are eligible to participate in the 2009 Plan; provided however, that no individual may be granted awards under the 2009 Plan in any calendar year for more than 400,000 shares. Our non-employee trustees and consultants and advisors who perform services to an affiliate or subsidiary are also eligible to participate in the 2009 Plan if they render bona fide services to the Company or an affiliate other than services related to the offer and sale of the Company’s securities and provided further that they do not maintain a market for Company securities. The Compensation Committee selects the individuals who will participate in the 2009 Plan. As of March 14, 2016, the closing price of the Company’s common shares on the NYSE was $8.74. Also as of March 14, 2016, there were three current named executive officers, 11 other officers, 130 other employees, and six non-employee trustees of the Company and its subsidiaries who were eligible to participate in the 2009 Plan. Because participation and the types of awards under the 2009 Plan are discretionary, the benefits or amounts that will be received by any participant or group of participants if the Amendment No. 3 is approved are not currently determinable.

Shares Authorized. Upon shareholder approval of Amendment No. 3, the maximum aggregate number of common shares that may be issued under the 2009 Plan will be increased by 4,100,000 shares to a total of 11,500,000 shares. The 2009 Plan uses a “fungible share pool” pursuant to which any shares subject to awards of options or SARs are counted against the number of shares available for issuance under the 2009 Plan as one share for each share subject to an award. Any shares subject to awards other than options and SARs are counted against the number of shares available for issuance as 3.44 shares for every one share subject to an award. As shares subject to such awards expire or are forfeited, the number of shares available for awards under the 2009 Plan is increased at the same rate as such awards were deducted from the share limit under the 2009 Plan.

The 2009 Plan’s aggregate share authorization, the individual grant limitation and the terms of outstanding awards will be adjusted by the Compensation Committee to reflect share dividends, share splits, consolidations of shares and other changes in the Company’s capitalization.

Options. Options granted under the 2009 Plan may be incentive share options (“ISOs”) or nonqualified options. An option entitles a participant to purchase shares from us at the option price. The option price may be paid in cash, by the surrender of shares, through a broker-assisted “cashless exercise” or such other method as permitted by the Compensation Committee. The option price is fixed by the Compensation Committee at the time the option is granted, but the price cannot be less than the shares’ fair market value on the date of grant. Except to reflect share dividends, share splits, consolidations of shares and other changes in the Company’s capitalization, the option price of an outstanding option may not be reduced, whether through amendment, cancellation, replacement grant or other means, without the approval of shareholders. No participant may be granted ISOs (under all incentive share option plans of the Company and its affiliates) which are first exercisable in any calendar year for shares having an aggregate fair market value (determined as of the date the ISO was granted) that exceeds $100,000. The term of an option cannot exceed ten years.

SARs. SARs may be granted under the 2009 Plan in relation to option grants (“Corresponding SARs”) or independently of option grants. The difference between these two types of SARs is that to exercise a Corresponding SAR, the participant must surrender unexercised that portion of the option to which the Corresponding SAR relates and vice versa. SARs entitle the participant to receive a payment based on a formula determined by the Compensation Committee and set forth in an agreement with the participant. In the absence of such a determination, the participant is entitled to receive the excess of the fair market value of a share on the date of exercise over the greater of the fair market value of a share on the date of grant or the amount set forth in the SAR agreement. Except to reflect share dividends, share splits, consolidations of shares and other changes to the Company’s capitalization, the initial value of an outstanding SAR may not be reduced, whether through amendment, cancellation, replacement grant or other means, without the approval of shareholders. The amount payable upon the exercise of a SAR may be paid in cash, shares, or a combination of the two as determined by the Compensation Committee.

Share Awards. Under the 2009 Plan, participants may be granted share awards i.e., awards of shares that may be nontransferable or forfeitable or both unless certain conditions prescribed by the Compensation Committee, in its discretion, are satisfied. These conditions may include, for example, a requirement that the participant continue employment with the Company for a specified period or that the Company or the participant achieve performance-related objectives such as those described below. A participant has the right to vote the shares subject to a share award and can receive dividends thereon, even during the period the shares are nonvested and nontransferable.

Performance Units. The 2009 Plan also provides for the award of performance units. A performance unit entitles the participant to receive a payment equal to the fair market value of a specified number of shares if certain objectives are satisfied. The Compensation Committee prescribes the requirements that must be satisfied before a performance unit is earned. Those requirements may be based on performance-related objectives such as those described below. To the extent that performance units are earned, the obligation may be settled in cash, in shares, or by a combination of the two as determined by the Compensation Committee. The period in which performance is measured shall be set by the Compensation Committee.

Equity-Based Awards. The 2009 Plan also authorizes the Compensation Committee to make other equity-based awards. These awards may be in the form of shares (both restricted and unrestricted) or as an award with a value measured, in whole or in part, by the fair market value of a share. The terms and conditions of an equity-based award shall be prescribed by the Compensation Committee consistent with the terms of the 2009 Plan. The equity-based awards may be settled in cash, shares, or a combination of the two as determined by the Compensation Committee.

Qualified Performance-Based Compensation. The 2009 Plan permits the Compensation Committee to impose and specify specific performance goals that must be met with respect to grants of share awards, performance units and equity-based awards that are intended to be qualified performance-based compensation under Section 162(m) of the Internal Revenue Code. No later than the 90th day after the beginning of the performance period, the Compensation Committee will establish in writing the performance goals that must be met, the applicable performance periods, the amounts to be paid if the performance goals are met and any other conditions. Forfeiture of all or part of any grant will occur if the performance goals are not met, as determined by the Compensation Committee.

The performance goals, to the extent designed to meet the requirements of Section 162(m) of the Internal Revenue Code, will be determined by our Compensation Committee and be based on one or more of the following: common share price; earnings per common share; net earnings; operating earnings; return on assets; return on equity; shareholder return; growth in assets; unit volume; sales; market share; or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals; geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures.

Change in Control. If we experience a change in control, all outstanding options and SARs shall be fully exercisable, all outstanding share awards shall be fully transferable and nonforfeitable and all outstanding performance units and equity-based awards shall be earned in their entirety and settled in cash, shares, or a combination of the two as determined by the Compensation Committee. The Compensation Committee also may take any of the following actions with respect to any or all outstanding grants: (1) determine that outstanding options and SARs will be assumed by, or replaced with comparable awards, of the surviving entity or its affiliates or (2) determine that outstanding options and SARs will be cancelled in exchange for a payment equal to the amount by which the value per share in the transaction exceeds the exercise price or initial value of a SAR, multiplied by the number of shares subject to the option or SAR.

Amendment; Termination. Our Board of Trustees may amend or terminate the 2009 Plan at any time; provided that our shareholders must approve any amendment if such approval is required in order to comply with applicable stock exchange requirements, if the amendment increases the number of shares that may be issued under the 2009 Plan or the amendment changes the class of individuals eligible to participate in the 2009 Plan. Unless terminated sooner by our Board of Trustees or extended with shareholder approval, the 2009 Plan will terminate on February 23, 2019.

Summary of U.S. Federal Income Tax Consequences

The U.S. federal income tax consequences of awards under the 2009 Plan for participants and the Company will depend on the type of award granted. The following summary description of U.S. federal income tax consequences is intended only for the general information of shareholders. A participant in the 2009 Plan should not rely on this description and instead should consult his or her own tax advisor.

Incentive Share Options. The grant of an incentive share option will not be a taxable event for the grantee or for the Company. A grantee will not recognize taxable income upon exercise of an incentive share option (except that the alternative minimum tax may apply), and any gain (or loss) realized upon a disposition of our common shares received pursuant to the exercise of an incentive share option will be taxed as long-term capital gain (or loss) if the grantee holds the common shares for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”). We will not be entitled to any business expense deduction with respect to the exercise of an incentive share option, except as discussed below.

For the exercise of an incentive share option to qualify for the foregoing tax treatment, the grantee generally must be our employee or an employee of our subsidiary from the date the incentive share option is granted through a date within three months before the date of exercise of the option.

If all of the foregoing requirements are met except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the common shares in an amount generally equal to the excess of the fair market value of the common shares at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. We will be allowed a business expense deduction to the extent the grantee recognizes ordinary income, subject to our compliance with Section 162(m) of the Internal Revenue Code and to certain reporting requirements.

Nonqualified Options. The grant of a nonqualified option will not be a taxable event for the grantee or the Company. Upon exercising a nonqualified option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common shares on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a nonqualified option, the grantee will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the common shares (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

SARs. There are no immediate U.S. federal income tax consequences of receiving an award of SARs under the 2009 Plan. Upon exercising a SAR, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common shares on the date of exercise. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Share Awards. A grantee who is awarded a restricted share award will not recognize any taxable income for U.S. federal income tax purposes in the year of the award, provided that the common shares are subject to restrictions (that is, the restricted shares are nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the common shares on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the grantee does not make such Section 83(b) election, the fair market value of the common shares on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse and dividends paid while the common shares is subject to restrictions will be subject to withholding taxes. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Performance Units. There are no immediate U.S. federal income tax consequences of receiving an award of performance units under the 2009 Plan. A grantee who is awarded performance units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued, or in the case of a cash-settled award, the amount of the cash payment made, to such grantee at the end of the restriction period or, if later, the payment date. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

OUR BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” REAPPROVAL OF THE

MATERIAL TERMS OF THE 2009 PLAN FOR THE PURPOSES OF COMPLYING WITH

SECTION 162(M) OF THE INTERNAL REVENUE CODE, AND APPROVAL OF

AMENDMENT NO. 3 TO THE 2009 PLAN.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Trustees is composed of Richard B. Chess (Chair), James P. Hoffmann and Terry L. Stevens and operates under a written charter adopted by the Board of Trustees.

The Audit Committee oversees First Potomac Realty Trust’s financial reporting processes on behalf of the Board of Trustees. Management has the primary responsibility for the financial statements and the reporting process, including the internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management and KPMG the audited financial statements contained in the Annual Report on Form 10-K for the year ended December 31, 2015, management’s report on internal control over financial reporting, and KPMG’s attestation report on the Company’s internal control over financial reporting as of December 31, 2015, based on criteria established in Internal Control — Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

The Audit Committee also has discussed with KPMG the matters required to be discussed by Auditing Standard No. 1301, as adopted by the Public Company Accounting Oversight Board. Auditing Standard No. 1301 requires an auditor to discuss with the Audit Committee, among other things, the auditor’s judgments about the quality, not just the acceptability, of the accounting principles applied in the Company’s financial reporting.

The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable rules of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s independence, and has discussed with the independent registered public accounting firm their independence. In addition, the Audit Committee considers whether the provision of non-audit services, and the fees charged for such non-audit services, by the independent auditor are compatible with maintaining the independence of the independent auditor from management and the Company.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Trustees (and the Board of Trustees approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the SEC.

Respectfully submitted,

AUDIT COMMITTEE

Richard B. Chess, Chairperson

James P. Hoffmann

Terry L. Stevens

The foregoing report does not constitute “soliciting material” and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Aggregate fees for professional services rendered for the Company as of and for the years ended December 31, 2015 and 2014 by KPMG LLP were:

Fee Type	2015	2014
Audit Fees	$624,000	$639,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$624,000	$639,000

Audit fees include fees and expenses for services in connection with the annual audit of our consolidated financial statements, the limited quarterly review of the financial statements included in our quarterly reports, the report on the effectiveness of internal control over financial reporting as required by the Sarbanes-Oxley Act, acquisition audits, comfort letters, consents, review of SEC filings, and other services that generally only the principal auditor can reasonably provide to the Company.

Pre-Approval Policies and Procedures

The Audit Committee’s policy is to review and pre-approve, either pursuant to the Audit Committee’s Audit and Non-Audit Services Pre-Approval Policy (the “Pre-Approval Policy”) or through a separate pre-approval by the Audit Committee, any engagement of the Company’s independent auditor to provide any audit or permitted non-audit service to the Company. The Audit Committee has delegated authority to its chairperson to pre-approve engagements for the performance of audit and non-audit services, for which the estimated cost for such services shall not exceed $100,000 in the aggregate for any calendar year. The chairperson must report all pre-approval decisions to the Audit Committee at its next scheduled meeting and provide a description of the terms of the engagement. If the Audit Committee reviews and ratifies any engagement that was pre-approved by the chairperson of the Audit Committee, then the fees payable in connection with the engagement will not count against the $100,000 aggregate annual fee limit. The Audit Committee pre-approved all services provided by the independent auditor in 2015 and 2014.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Under federal securities laws, our executive officers, trustees and any persons beneficially owning more than ten percent (10%) of a registered class of our equity securities are required to report their ownership and any changes in that ownership to the SEC and to the NYSE. These persons are also required by SEC rules and regulations to furnish us with copies of these reports. Precise due dates for these reports have been established, and we are required to report in this proxy statement any failure to timely file these reports by those due dates by these persons during 2015.

Based on our review of the reports and amendments to those reports furnished to us or written representations from these persons that these reports were not required from those persons, we believe that all of these filing requirements were timely satisfied by these persons during 2015.

Other Matters to Come Before the 2016 Annual Meeting

No other matters are to be presented for action at the Annual Meeting other than those specifically set forth in this proxy statement. If other proper matters, however, should come before the Annual Meeting or any adjournment thereof, the persons named on the enclosed proxy card will vote all proxies solicited by this proxy statement as recommended by our Board of Trustees, or, if no such recommendation is given, in the discretion of the proxy holders.

Shareholder Proposals and Nominations for Our 2017 Annual Meeting

Any shareholder proposal pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act to be considered for inclusion in our proxy materials for the next annual meeting of shareholders must be received at our executive offices on or before December 8, 2016.

In addition, any shareholder who wishes to propose a nominee to the Board of Trustees or propose any other business to be considered by the shareholders (other than a shareholder proposal included in our proxy materials pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act) must comply with the advance notice provisions and other requirements of Article II, Section 13 of our Bylaws. These notice provisions require that nominations of persons for election to the Board of Trustees and the proposal of business to be considered by the shareholders for the 2017 annual meeting must be received no earlier than 60 days and no more than 90 days before the first anniversary of the date of the Company’s 2016 Annual Meeting (i.e. between February 22, 2017 and March 24, 2017). Shareholders are advised to review our bylaws, which contain additional requirements with respect to advance notice of shareholder proposals and trustee nominations. Our bylaws are available on our website at www.first-potomac.com under the section “Investors — Corporate Governance.” Any shareholder desiring a copy of our Bylaws will be furnished one without charge upon written request to the Secretary. Information on or accessible through our website is not and should not be considered part of this proxy statement.

ANNUAL REPORT

The Company’s 2015 Annual Report to Shareholders, which is comprised of our Annual Letter to Shareholders and our Annual Report on Form 10-K for the year ended December 31, 2015, is being made available to shareholders concurrently with this proxy statement and does not form part of the proxy solicitation material.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 23, 2016

This Proxy Statement, our Annual Letter to Shareholders and our Annual Report on Form 10-K for the year ended December 31, 2015 are available on our website at http://ir.first-potomac.com/CorporateProfile. In addition, our shareholders may access this information, as well as transmit their voting instructions, at www.proxyvote.com by having their proxy card and related instructions in hand.

Additional copies of this Proxy Statement, Annual Letter to Shareholders and our Annual Report on Form 10-K for the year ended December 31, 2015 will be furnished without charge upon written request to the Corporate Secretary at the mailing address for our executive offices set forth on the first page of this proxy statement. If requested by eligible shareholders, we will provide copies of exhibits to our Annual Report on Form 10-K for the year ended December 31, 2015 for a reasonable fee.

* * * *

By order of the Board of Trustees,

Samantha Sacks Gallagher
Executive Vice President, General Counsel and
Secretary

April 7, 2016

Bethesda, Maryland

Exhibit A

AMENDMENT NO. 3

TO

FIRST POTOMAC REALTY TRUST

2009 EQUITY COMPENSATION PLAN

(Proposed amendment approved by the Board of Trustees on March 22, 2016)

WHEREAS, the First Potomac Realty Trust 2009 Equity Compensation Plan (the “2009 Plan”) was approved by the shareholders (the “Shareholders”) of First Potomac Realty Trust (the “Company”) on May 21, 2009;

WHEREAS, Amendment No. 1 to the 2009 Plan was approved by the Shareholders on May 20, 2010;

WHEREAS, Amendment No. 2 to the 2009 Plan was approved by the Shareholders on May 19, 2011;

WHEREAS, the Board believes that the availability of incentives related to the common shares of beneficial interest, $0.001 par value per share (the “Common Shares”), of the Company under the 2009 Plan is important to the Company’s ability to attract and retain highly qualified, experienced employees, to implement the Company’s business plan and to further align employees’ interests with those of the Shareholders;

WHEREAS, the Board wishes to amend the 2009 Plan (the “Amendment No. 3”) in order to increase the aggregate number of Common Shares reserved for issuance in order to provide appropriate incentives to present and future employees.

NOW, THEREFORE, the 2009 Plan is amended as follows:

1. Sections 5.02 of the 2009 Plan, as amended, is hereby deleted in its entirety and replaced in its stead with the following new Section 5.02:

“5.02. Aggregate Limit

The maximum aggregate number of Common Shares that may be issued under this Plan pursuant to the exercise of SARs and Options and the grant of Share Awards and Equity Awards and the settlement of Performance Units is 11,500,000 shares. The maximum aggregate number of Common Shares that may be issued under this Plan shall be subject to adjustment as provided in Article XII.

In determining the number of Common Shares that are available for grant under this Plan, Common Shares covered by an award shall be counted as used as of the date of grant. After May 19, 2010, any Common Shares that are subject to awards of Options shall be counted against the limit set forth in this Section 5.02 as one (1) Common Share for every one (1) Common Share subject to an Award of Options. With respect to SARs, the number of Common Shares subject to an award of SARs will be counted against the aggregate number of Common Shares available for issuance under the Plan as one (1) Common Share for every one (1) Common Share subject to the Award of SARs regardless of the number of Common Shares actually issued to settle the SAR upon exercise. Any Common Shares that are subject to Awards other than Options or SARs shall be counted against the limit set forth in this Section 5.02 as 3.44 Common Shares for every one (1) Common Share granted.”

2. Except to the extent hereby amended and amended by Amendment No. 1 and Amendment No. 2, the 2009 Plan remains unchanged and shall continue in full force and effect.

3. The effective date of this Amendment is May 23, 2016.

A-1

FIRST POTOMAC REALTY TRUST 7600 WISCONSIN AVE 11TH FLOOR BETHESDA, MD 20814 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE -1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E04363-P73005 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY For Withhold For All All All Except FIRST POTOMAC REALTY TRUST The Board of Trustees recommends you vote FOR all of the nominees listed below: To withhold authority to vote for any individual nominee(s), mark. “For All Except” and write the number(s) of the nominee(s) on the line below. 1. Election of Trustees Nominees: 01) Robert H. Arnold 05) Robert Milkovich 02) Richard B. Chess 06) Thomas E. Robinson 03) James P. Hoffmann 07) Terry L. Stevens 04) Alan G. Merten For Against Abstain The Board of Trustees recommends you vote FOR proposals 2, 3 and 4. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. Advisory (non-binding) approval of named executive officer compensation. To reapprove the material terms of the 2009 Equity Compensation Plan, as amended (the “2009 Plan”), and to approve an amendment to increase the number of shares reserved for issuance under the 2009 Plan. NOTE: The proxies are authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any postponement or adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personaIly. If a Corporation, please sign in full corporate name by authorized officer indicating title. If a partnership, please sign in partnership name by authorized person indicating title. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Shareholder Letter and Annual Report on Form 10-K are available at www.proxyvote.com. E04364-P73005 FIRST POTOMAC REALTY TRUST 7600 Wisconsin Avenue, 11th Floor Bethesda, Maryland 20814 The undersigned hereby appoints Andrew P. Blocher and Samantha S. Gallagher, and each of them, as proxies, each with the power to appoint such person’s substitute, and hereby authorizes each of them to vote, as designated on the reverse side and at the diseretion of the proxy on any other matters that may properly come before the meeting, all of the common shares of First Potomac Realty Trust held of record by the undersigned on March 14, 2016, at the annual meeting of shareholders to be held on May 23, 2016 at 1:00 p.m. EDT and any adjournment thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDERS. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED „FOR” EACH OF THE NOMINEES LISTED IN PROPOSAL 1 AND „FOR” EACH OF PROPOSALS 2, 3 AND 4. To vote your proxy, please date and sign on the reverse side, and mail your proxy card in the envelope provided as soon as possible. You may also vote on the Internet or by telephone by following the instructions included on this proxy card. This proxy is solicited on behalf of the Board of Trustees. Please date and SIGN on the reverse side